                                                                    Exhibit 10.4

                         AMENDED AND RESTATED AGREEMENT

                                     between

                           JETBLUE AIRWAYS CORPORATION

                                       and

                                   LIVETV, LLC

                                       for

                   THE IN-FLIGHT ENTERTAINMENT SYSTEM LTV2000

                             AND SUPPLY OF SERVICES

                        Original Date: September 3, 1999

                          Revised to: December 17, 2001

            Note: Contract Reissued to incorporate Amendments 1, 2, 3


Agreement between JetBlue and LiveTV                                           1
December 17, 2001

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                                TABLE OF CONTENTS

                                    AGREEMENT

I. RECITALS ..............................................................    5

II. DEFINITIONS ..........................................................    5
    ARTICLE 1. TERM OF AGREEMENT; RESTATEMENT ........................    7
      1.1  TERM ...........................................................    7
      1.2  EXCLUSIVITY ....................................................    7
      1.3  MOST FAVORED PRICING ...........................................    7
      1.4  RESTATEMENT ....................................................    7
    ARTICLE 2. SUPPLY & INSTALLATION OF SYSTEM .......................    8
      2.1  THE SYSTEM .....................................................    8
      2.3  AIRCRAFT .......................................................    8
      2.   ADDITIONAL AIRCRAFT ............................................    8
      2.5  AIRCRAFT INTERFACE DATA ........................................    9
      2.6  PROVISIONS .....................................................    9
      2.7  INSTALLATION ...................................................    9
      2.8  REINSTALLATION .................................................    9
      2.9  RECONFIGURATION ................................................   10
      2.10 GENERAL CONDITIONS .............................................   10
      2.11 COMPLETION OF INSTALLATIONS, PERFORMANCE TESTING ...............   10
      2.12 APPROVED AIRCRAFT ..............................................   10
      2.13 REGULATORY AND LEGAL COMPLIANCE ................................   11
      2.14 PASSES ON JETBLUE FLIGHTS ......................................   11
      2.15 THIRD PARTY AGREEMENTS AFFECTING INSTALLATION ..................   11
      2.16 CHANGES ........................................................   11
      2.17 SYSTEM ENHANCEMENTS ............................................   13
      2.18 DOCUMENTATION ..................................................   14
      2.19 CERTIFICATION ..................................................   14
    ARTICLE 2A. NRE SALE .............................................   14
      2A.1 PRODUCT DESCRIPTION ............................................   14
      2A.2 USE BY JETBLUE .................................................   15
      2A.3 DELIVERY .......................................................   15
      2A.4 PAYMENT ........................................................   I5
    ARTICLE 3. PRODUCT SUPPORT .......................................   15
      3.1  PRODUCT SUPPORT ................................................   15
      3.2  TRAINING .......................................................   15
      3.3  MANUALS ........................................................   15
      3.4  PRODUCT SERVICE ................................................   16
      3.5  REPAIR .........................................................   16
      3.6  SPARES .........................................................   17
      3.7  JETBLUE SERVICE & SUPPORT RESPONSIBILITIES: ....................   17
      3.8  IN-FLIGHT TESTING OR OTHER WORK ................................   17
      3.9  COST OF MAINTENANCE REPAIRS, CLEANING AND TESTING ..............   17
      3.10 ON-SITE FACILITIES .............................................   18
      3.11 PERFORMANCE STANDARDS--MAINTENANCE .............................   18
    ARTICLE 4. PROGRAMMING SERVICES ..................................   18
      4.1  PROGRAMMING RIGHTS .............................................   18
      4.2  PROGRAMMING DISTRIBUTION RESTRICTIONS ..........................   18
      4.3  ADVERTISING PROGRAM ............................................   19
      4.4  CESSATION OF DISTRIBUTION ......................................   20


Agreement between JetBlue and LiveTV                                           2
December 17, 2001
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    ARTICLE 5. AVAILABILITY GUARANTEE ................................   21
      5.1  GUARANTEE ......................................................   21
      5.2  CALCULATION METHOD AND EXCLUSIONS ..............................   21
      5.3  REMEDY .........................................................   21
    ARTICLE 6. LIVETV PROMOTION AND ADVERTISING ......................   21
      6.1  LIVETV EXPOSURE ................................................   21
      6.2  LIVETV COMMERCIALS .............................................   23
      6.3  PUBLICITY MATERIALS ............................................   23
      6.4  PROMOTION AND IN-FLIGHT PUBLICATION ............................   23
      6.5  USE OF TRADEMARKS ..............................................   24
    ARTICLE 7. PRICES AND CHARGES ....................................   24
      7.1  SERVICE CHARGE PAYMENTS ........................................   24
      7.2  GROSS REVENUE ..................................................   25
      7.3  BILLINGS .......................................................   25
      7.4  SERVICE CHARGE ADJUSTMENT ......................................   25
      7.5  TAXES, CUSTOMS AND DUTIES ......................................   25
      7.6  LOSS OF AIRCRAFT ...............................................   25
    ARTICLE 8. REPORTING, INVOICING, AND PAYMENT .....................   25
      8.1  REPORTS ........................................................   25
      8.2  INVOICING ......................................................   26
      8.3  INITIAL INVOICE DATE ...........................................   26
      8.4  INVOICE ADDRESS ................................................   26
      8.5  DISPUTED INVOICES ..............................................   26
      8.6  PAYMENT ........................................................   26
      8.7  FINANCE CHARGE .................................................   27
      8.8  REPORTING REQUIREMENTS .........................................   27
      8.9  RECORDS AND AUDITS .............................................   27
    ARTICLE 9. DELIVERY, RETURN AND TRANSPORTATION RESPONSIBILITIES ..   28
      9.1  DELIVERY .......................................................   28
      9.2  PACKAGING ......................................................   28
      9.3  JETBLUE'S SHIPPING ADDRESS .....................................   28
    ARTICLE 10. SYSTEM OWNERSHIP OF AND RESPONSIBILITY FOR MATERIAL ..   29
      10.1 SYSTEM OWNERSHIP ...............................................   29
      10.2 RIGHT AND TITLE ................................................   29
      10.3 RESPONSIBILITY FOR SYSTEMS/SPARES ..............................   29
      10.4 INSURANCE ......................................................   3O
      10.5.LIENS ..........................................................   30
      10.6 IDENTIFICATION OF SUPPLIER .....................................   30
    ARTICLE 11. TERMINATION AND EXCUSABLE DELAY ......................   30
      11.1 TERMINATION BY EITHER PARTY ....................................   30
      11.2 CONSEQUENCES OF TERMINATION OR EXPIRATION ......................   31
      11.3 EARLY REMOVAL OF AIRCRAFT FROM JETBLUE FLEET ...................   32
      11.4 EXCUSABLE DELAY ................................................   34
    ARTICLE 12. LIMITATION OF LIABILITY ..............................   35
    ARTICLE 13. INTELLECTUAL PROPERTY INDEMNIFICATION ................   35
      13.1 CLAIMS OF DIRECT PATENT INFRINGEMENT ...........................   35
      13.2 INDEMNIFICATION BY LIVETV ......................................   35
      13.3 CONDITIONS UNDER WHICH INDEMNIFICATION APPLIES .................   36
      13.4 EXCLUSIONS .....................................................   36
      13.5 DISCLAIMER OF WARRANTY AGAINST INFRINGEMENT ....................   36
      13.6 LIMITATION OF LIABILITY FOR INFRINGEMENT CLAIMS ................   36
      13.7 INDEMNIFICATION BY JETBLUE .....................................   37


Agreement between JetBlue and LiveTV                                           3
December 17, 2001

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ARTICLE 14.  CONFIDENTIALITY .........................................   37
ARTICLE 15.  MISCELLANEOUS ...........................................   38
       15.1  NOTICES
       15.2  EXPORT ASSURANCES ............................................   38
       15.3  REPRESENTATIONS AND WARRANTIES ...............................   39
       15.4  INDEMNIFICATION ..............................................   39
       15.5  DISCLAIMER ...................................................   40
       15.6  ASSIGNMENTS ..................................................   40
       15.7  NO THIRD PARRY BENEFICIARIES .................................   40
       15.8  GOVERNING LAW ................................................   41
       15.9  MODFICATIONS AND AMENDMENTS ..................................   41
       15.10 SEVERABILITY .................................................   41
       15.11 WAIVER .......................................................   41
       15.12 ENTIRE AGREEMENT, MODIFICATIONS AND ARTICLE HEADINGS .........   41
       15.13 NO PARTNERSHIP ...............................................   42
       15.14 ENGLISH LANGUAGE .............................................   42
       15.15 SURVIVAL OF RIGHTS OF PARTIES ................................   42
       15.16 TRADEMARKS AND TRADE NAMES ...................................   42
       15.17 NO FURTHER OBLIGATIONS .......................................   42
       15.18 SIGNATURE OF THE PARTIES .....................................   42
ANNEX "A" ............................................................   44

REVISION B ...........................................................   44

ANNEX "B" ............................................................   49
ANNEX "C" ............................................................   50
ANNEX "D" ............................................................   51
ANNEX "E" ............................................................   42
ANNEX "F" ............................................................   43
ANNEX "G" ............................................................   44


Agreement between JetBlue and LiveTV                                           4
December 17, 2001
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                        IN-FLIGHT ENTERTAINMENT AGREEMENT

      THIS IS AN AMENDED AND RESTATED AGREEMENT, entered into effective the 7th day of September, 1999 (hereinafter referred to as the "Effective Date"), and revised and restated to reflect certain modifications known to the parties as Amendments 1, 2, 3, by and between JetBlue Airways, a Delaware Corporation (hereinafter referred to as "JetBlue"), with offices at 80-02 Kew Gardens Road, Kew Gardens, NY 11415-3600 and LiveTV, LLC, a Delaware Limited Liability Company, (hereinafter referred to as "LiveTV") with offices at 17481 Red Hill Avenue, Irvine, CA 92614.

I. RECITALS

      WHEREAS, JetBlue is an airline offering passenger air transportation services; and

      WHEREAS, LiveTV has developed an in-seat video entertainment system for exhibition of satellite based video Programming and moving map information in aircraft and is willing to supply such a system and other services to JetBlue on a lease basis; and

      WHEREAS, JetBlue desires LiveTV to supply video systems for installation on certain of JetBlue Aircraft and to supply Programming (as hereinafter defined) and other services on a lease basis.

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto agree to the following:

II. DEFINITIONS

      The following capitalized terms shall have the following definitions. Certain other capitaiized terms shall have the meanings given them elsewhere in this Agreement.

            "Approved Aircraft" shall have the meaning set forth in Article 2.12 of this Agreement.

            "Fleet" shall mean all Approved Aircraft JetBlue is operating.

            "Approved System" shall mean the twenty-four (24) channel LTV2000 System as defined by attached specification in Annex D

            "Qualified Flight" shall mean that portion of a flight by a commercial aircraft that is within the Contiguous United States (or the territorial waters of the United States appurtenant thereto) and Puerto Rico (partial satellite coverage depending on flight path).

            "Flight Segment" shall mean that portion of a flight between take off from one airport and landing at the next airport.

            "Programming" shall mean programming services provided by LiveTV.


Agreement between JetBlue and LiveTV                                           5
December 17, 2001
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            "Wireless Aircraft Data Link (WADL)" shall mean the airborne and ground system required to provide wireless communication to and from the aircraft while it is in the vicinity of a WADL equipped airport terminal. The airborne equipment shall consist of a WADL Airborne Unit (WAU), RF assemble, antenna and interface cabling.

            "Video Server" shall mean the equipment required to provide video advertising to passengers through the Approved System. Such equipment shall include a video server, interface cabling and supporting equipment rack.

            "Advertising Revenues" shall mean those collected revenues generated through advertising sales, direct response fees and other advertising related sales and fees.

            "Advertising Costs" shall mean those direct costs, incurred since 30 August 01, required to develop, certify, launch, sell and maintain advertising including: sales efforts, production costs, Video Servers, hardware maintenance costs, processing fees and other costs that are clearly necessary and directly support the project.

            "Advertising Gross Margin" shall mean the difference between the Advertising Revenues and Advertising Costs.


Agreement between JetBlue and LiveTV                                           6
December 17, 2001

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      The parties, intending to be legally bound hereby agree as follows:

ARTICLE 1. TERM OF AGREEMENT; RESTATEMENT

            1.1 TERM.

                  The Initial Term for this Agreement shall be on a Fleet average of ninety-six (96) months.

                  The ninety-six (96) month average shall be calculated at the end of each month by taking the total number of months of operation of all Approved Aircraft divided by the number of Approved Aircraft in the Fleet. When this calculation yields ninety-six (96) the Initial Term will have been completed.

                  Thereafter, this Agreement shall automatically renew for successive six (6) months' periods, unless either party shall give the other sixty (60) days written notice before expiration of the then-existing Term. The Initial Term and any automatic renewal thereof, shall sometimes hereinafter be referred to as the "Term."

            1.2 EXCLUSIVITY.

                  JetBlue agrees that it shall not, during the Term of this Agreement, procure in-flight entertainment systems or services other than those of LiveTV excluding headsets and headsets cleaning and refurbishing services.

            1.3 MOST FAVORED PRICING

                  JetBlue's pricing terms and conditions shall be no greater than that charged by LiveTV to any other airline customer with similar quantity and type of aircraft with corresponding terms and conditions. Any changes in these terms and conditions to JetBlue, as a result of the above, shall apply prospectively only and shall not have retroactive application or be deemed to constitute price protection with an obligation for credit or payment on previously furnished services or product. It is the agreement and intent of the parties that this benefit to JetBlue be applied only to the remaining term of the contract subsequent to its application.

            1.4 RESTATEMENT.

                  The parties hereto acknowledge and agree that this Agreement constitutes an amendment and restatement and that any prior performance of the obligations hereunder constitutes performance thereof and this Agreement shall not impose upon a party the obligation to perform services or other obligations that have been performed in full previous to the date hereof.


Agreement between JetBlue and LiveTV                                           7
December 17, 2001


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ARTICLE 2. SUPPLY & INSTALLATION OF SYSTEM

            2.1 THE SYSTEM.

                  LiveTV will lease to JetBlue its twenty-four (24) channel In-Seat Video and Moving Map System LTV2000 (hereinafter individually and collectively referred to as the "System"), for use on board JetBlue A320 family of Aircraft. Each System shall consist of the line replaceable units (hereinafter sometimes referred to as "LRU's") and Provisions as listed in Annex "B" and Annex "C".

            2.2 SYSTEM COMPONENTS.

                  LiveTV reserves the right to change part numbers and descriptions of LRU's and Provisions as the System is further defined, and reserves its rights to use its inventory of Products in any manner. LiveTV shall notify JetBlue of such changes in a timely manor.

            2.3 AIRCRAFT.

                  This Agreement shall apply to the Aircraft listed on Annex "A," attached hereto and hereby made a part of this Agreement, which are to be equipped with the System and are hereinafter individually and collectively referred to as the "Aircraft".

            2.4 ADDITIONAL AIRCRAFT.

                  During the Initial Term of this Agreement JetBlue shall have the option to add up to a total of sixty (60) additional A320 aircraft, with the same single class cabin layout as the aircraft defined in Annex A, to this Agreement, (the "Additional Aircraft Option"). Such additional aircraft will be subject to the terms and conditions contained in this Agreement. The delivery schedule will be mutually agreed between the parties.

                  As part of JetBlue's agreement with Airbus for sixty (60) option aircraft, JetBlue has the right to exercise options for A319 and A321 aircraft in addition to the A320. JetBlue will have the right to install LiveTV in these aircraft subject to the same terms and conditions in this Agreement, provided these aircraft are equipped with single class cabin layouts.

                  It is also recognized that during the Initial Term of this agreement, JetBlue may acquire additional A319, A320 and A321 aircraft from those it has committed to on the Effective Date of the Agreement. During the Initial Term of this Agreement, JetBlue will have the right to install LiveTV in these aircraft subject to the same terms and conditions in this agreement, provided these aircraft are equipped with single class cabin layouts.

                  Annex "A" will be updated from time to time to reflect the above changes in fleet.

                  In the event that any System is to be installed at JetBlue's request on any Aircraft, which requires a new or revised STC, JetBlue shall reimburse LiveTV for any and all costs, including without limitation, any costs associated with any certifications, incurred by LiveTV in modifying the System.


Agreement between JetBlue and LiveTV                                           8
December 17, 2001

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            2.5 AIRCRAFT INTERFACE DATA.

                  JetBlue and LiveTV will make reasonable efforts to acquire on a timely basis aircraft interface data required by LiveTV concerning the relevant design of the aircraft (including but not limited to interior arrangement drawings, interior colors, aircraft structure, aircraft electrical power distribution, and circuit breaker panel layout drawings). In the event the parties are unable to acquire such aircraft interface data on a timely basis, LiveTV shall advise JetBlue of any revised delivery dates for the Systems.

            2.6 PROVISIONS.

                  All Provision Kits, as listed in Annex "C", will become property of JetBlue at the end of the Term of this agreement.

            2.7 INSTALLATION.

                  2.7.1 LiveTV shall supply all labor and services for each installation. It is understood that LiveTV will bear the financial responsibility for those installation services. Such installation shall be performed in accordance with the plans, drawings, and other specifications provided by LiveTV. JetBlue shall exercise reasonable oversight over the installations, and shall support them as required with the appropriate quality, engineering and maintenance personnel. This includes the issuing of appropriate Engineering Orders required to facilitate the installation of the system.

                        The installations will be completed in accordance with the scheduled installation dates as provided in Annex A.

                  2.7.2 As to the first three (3) aircraft to be installed, LiveTV shall be responsible for retrofitting the System in all seats. The retrofitting will include modification and installation of the equipment in those seats, as specified in Annex E.

                  For all remaining aircraft, JetBlue will be responsible for supplying all seats in accordance with the Provisions for In-Seat Video as set forth in Annex F.

                  JetBlue shall pay LiveTV $[****] per installation for a hanger facility for LiveTV to perform the modification and installation activities as defined in Annex E and F. LiveTV shall provide JetBlue office and engine storage space at LiveTV's facility. In the event that LiveTV's facility is not available, JetBlue and LiveTV shall mutually agree on an alternate facility for the modification and installation activities.

            2.8 REINSTALLATION.

                  A "Reinstallation" is the installation of the system in an Aircraft following its removal by JetBlue during a structural inspection of the Aircraft or for any other reason chosen


Agreement between JetBlue and LiveTV                                           9
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.
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      by JetBlue. Any system that must be replaced in connection with a
      Reinstallation because of damage or destruction during removal by JetBlue shall be supplied by LiveTV at JetBlue's expense. Unless otherwise provided herein, JetBlue shall bear any costs for Reinstallation when removal of system is in connection with any heavy maintenance checks or any other removal directed by JetBlue. JetBlue shall be responsible for Reinstallation as soon as reasonably possible following the removal.

                  During C Checks of Approved Aircraft, LiveTV shall provide technical support at the location of the C Check to assist with the integration and testing of the System. JetBlue shall reimburse LiveTV for all reasonable materials and travel related costs. LiveTV shall be responsible for all labor costs of its own employees and contractors.

            2.9 RECONFIGURATION.

                  In the event that the system is temporarily removed from an Aircraft after Installation because of interior changes to such Aircraft ("Reconfiguration"), JetBlue shall be responsible for reinstalling the system as soon as reasonably possible following the removal and shall bear any costs in connection therewith.

            2.10 GENERAL CONDITIONS.

                  The party performing any Installation, Reconfiguration or Reinstallation shall comply with the specifications and requirements of JetBlue's General Maintenance Manual, in a good and workmanlike manner, shall perform all work in compliance with any applicable airframe or seat manufacturer's service bulletins or directives, and all regulatory approvals or permits of United States federal, state or local government agencies or authorities required for Installations, Reconfigurations or Reinstallation's or for operation, maintenance or removal of the system ("Regulatory Approvals"), and shall perform all work in compliance with all applicable rules, regulations and laws affecting JetBlue and its employees.

            2.11 COMPLETION OF INSTALLATIONS, PERFORMANCE TESTING.

                  Installation, Reinstallation or Reconfiguration shall be deemed to be complete at such times as the System installed in such Aircraft has passed a performance test specified and performed by LiveTV (the LiveTV Acceptance Test) and appropriate entries have been made by authorized JetBlue and LiveTV personnel in the maintenance log book for such Aircraft certifying that the system has passed such LiveTV performance test and that the Installation, Reinstallation, or Reconfiguration was made in accordance with all Regulatory Approvals. In the event that any Aircraft is returned to commercial service prior to the completion, as described above, of any Installation, Reinstallation or Reconfiguration, JetBlue shall, at JetBlue's expense and until completion of such Installation, Reinstallation or Reconfiguration, use reasonable efforts to attempt to inform passengers on such Aircraft that the system is unavailable for use through the use of pre-flight announcements.

            2.12 APPROVED AIRCRAFT.


Agreement between JetBlue and LiveTV                                          10
December 17, 2001

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                  Following certification by the Federal Aviation Administration
      (FAA) and receipt of the Supplemental Type Certificate (STC), each aircraft shall be deemed an "Approved Aircraft" after completing the LiveTV Acceptance Test.

            2.13 REGULATORY AND LEGAL COMPLIANCE.

                  LiveTV covenants and agrees to obtain all necessary regulatory approvals relating to the distribution of the programming services on board Approved Aircraft, prior to the installation of an Approved System on any such Approved Aircraft, and upon receipt of such approval, to comply with the terms of and maintain such approval throughout the Term. LiveTV further agrees that it will comply with all applicable federal, state and local laws, regulations and codes in the performance of this Agreement.

            2.14 PASSES ON JETBLUE FLIGHTS.

                  For purposes of allowing LiveTV personnel to undertake the Installations contemplated by this Article, the maintenance, repair, cleaning and testing contemplated by Article 3 and other JetBlue business related activities authorized by JetBlue, JetBlue shall provide LiveTV personnel performing such functions with no-cost, space available passes on relevant flights, subject to JetBlue's concurrence that such passes are necessary for LiveTV to perform its obligations under this Agreement. During such flights, LiveTV personnel shall dress in appropriate business casual attire (no blue jeans or T shirts). In the event LiveTV personnel cannot be accommodated on JetBlue's flights, LiveTV will make other transportation arrangements in order to ensure a timely maintenance response.

            2.15 THIRD PARTY AGREEMENTS AFFECTING INSTALLATION.

                  Prior to Installation, JetBlue shall use its best efforts to ensure that any conditional sales agreements, mortgages, leases, or other similar agreements applicable to Aircraft do not contain provisions which prohibit Installation or otherwise adversely affect or impair LiveTV's portion of its title to the System or its rights to the same under this Agreement. On request of LiveTV, JetBlue shall make best efforts to provide LiveTV with assurances reasonably satisfactory to LiveTV in the form of consents or acknowledgments of conditional sellers, mortgagees, lessors, or the like (which may be contained in the mortgage or lease document itself), respecting LiveTV's portion of its title to the System or its rights to the same under this Agreement. The consents and approvals required by this Article shall not contain any condition or limitation that impairs or prohibits full use of the Aircraft by JetBlue, or causes any payment by JetBlue or costs JetBlue any fee per Aircraft to acquire such consents.

            2.16 CHANGES.

                  The System may be revised by LiveTV at any time to incorporate changes or to ensure compliance with this Agreement and regulatory and DIRECTV(R) mandated standards. Such revisions shall not adversely affect charges, delivery, installation or availability performance. LiveTV reserves the right to make process or design changes in the Products which do not affect form, fit or function without prior approval or notification of JetBlue. In the event that JetBlue requests changes in process or design of the Products, such request shall


Agreement between JetBlue and LiveTV                                          11
December 17, 2001
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      be in writing and shall be received at least one hundred and fifty (150)
      days prior to the first (1st) requested delivery date for the changed Product, and LiveTV shall accept such request only if JetBlue agrees to accept such changes in delivery or price which are, in LiveTVs judgment, reasonably necessitated thereby and only to the extent that such request is reasonable. Should JetBlue request changes which are, in LiveTV's sole judgment, beyond the ability of LiveTV to produce or deliver within the schedule or for the price proposed by JetBlue, then LiveTV shall have the right to reject or cancel JetBlue's request for such change(s).


Agreement between JetBlue and LiveTV                                          12
December 17, 2001

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            2.17 SYSTEM ENHANCEMENTS.

                  2.17.1 LiveTV may, from time to time, propose optional changes to JetBlue to introduce improvements to the System. LiveTV's proposal shall advise of any changes in charges, design, performance, weight or delivery parameters that would result from the incorporation of such an improvement. JetBlue will have the right to reject changes that result in additional charges or affect aircraft performance.

                  2.17.2 Wireless Aircraft Data Link (WADL)

                        i. LiveTV, at is expense shall develop, install and maintain the WADL system, on all aircraft and a ground station at JFK to support maintenance and operation of the Approved System.
                        ii. JetBlue, at its expense, shall develop the rack assembly required for the installations of the WADL system on aircraft prior to such time that a larger equipment rack is available (see 2.17.4 below). LiveTV shall procure and install this mechanical equipment on all aircraft until such time that a larger equipment rack is available. JetBlue shall revise all required aircraft manuals and provide a maintenance manual for the system.
                        iii. JetBlue shall provide the facilities at JFK for the ground system. LiveTV, at its expense, shall provide and install the WADL ground system hardware. In the event that LiveTV uses the services of 3rd parties contracted through JetBlue, LiveTV and JetBlue shall mutually agree upon services and LiveTV shall reimburse JetBlue for all agreed upon costs.
                        iv. JetBlue, at its expense, shall lead and perform the certification effort required for the WADL system and obtain the STC. The STC shall be transferred to LiveTV after certification. LiveTV shall maintain the STC and issue JetBlue, upon transfer, a $25,000 credit for this effort.
                        v. LiveTV, at its expense, will perform all required DO-160 testing of the WAU.

                  2.17.3 Video Server

                        i. LiveTV, at its expense, shall develop, certify, install and maintain the Video Server on all aircraft, required to provide video advertising services to passengers through the Approved System. JetBlue, at its expense, shall provide engineering assistance and design guidance to support the development and certification of the Video Server.

                  2.17.4 Equipment Rack

                        i.    LiveTV, at its expense, shall develop and certify
                                 a new equipment


Agreement between JetBlue and LiveTV                                          13
December 17, 2001


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                              rack capable of supporting the current LiveTV
                              system equipment plus the System Enhancements described above. LiveTV shall also develop a preliminary design of a larger equipment rack with increased room for growth to support future JetBlue hardware expansions. In consideration for developing and installing this larger equipment rack, JetBlue shall pay LiveTV $[****] per rack at the time of installation.
                        ii.   Upon completion of the development an
                              certification, LiveTV at its expense, shall install the new equipment rack at the time of all new installations.
                        iii. JetBlue and LiveTV shall work together to evaluate the benefits, costs and timing of retrofitting this larger equipment rack on previously delivered aircraft.

            2.18 DOCUMENTATION.

                  This paragraph deleted.

            2.19 CERTIFICATION.

                  Except as noted under 2.17.2, LiveTV shall, at its expense, make all required data submittals to the FAA in order to receive an FAA STC, and will arrange for any FAA-required factory conformity inspections prior to shipment of the System to JetBlue or the airframe manufacturer, as the case may be, for installation. It is understood that the FAA may require, at its discretion, an on-aircraft inspection at the time of System installation. If the FAA requires such an inspection, both LiveTV and JetBlue shall work together in good faith to ensure the installation site and time are determined far enough in advance to arrange for the on-aircraft inspection. LiveTV assistance at the on-aircraft inspection shall be provided at no cost to JetBlue. In addition, it is understood that the FAA may require a flight test of the Aircraft as a condition of obtaining the STC. JetBlue will pay for up to one (1) hour of flight time to accomplish any flight-testing required to obtain the STC. LiveTV will reimburse JetBlue for airplane operating costs beyond one (1) hour of flight time at an hourly rate of two thousand dollars ($2,000). However, all other costs/expense incurred in obtaining the STC shall be the responsibility of LiveTV. If LiveTV is unsuccessful in its effort to obtain necessary certification approval, it shall be the responsibility of LiveTV to remove the installed Systems and return the Aircraft to a condition sufficient to satisfy airworthiness and reasonable aesthetic requirements.

      ARTICLE 2A. NRE SALE

                  LiveTV shall sell to JetBlue the NRE as defined hereinafter, upon the terms and conditions set forth herein.

            2A.1 PRODUCT DESCRIPTION

            The NRE shall consist of the drawings, analysis and reports resulting from the


Agreement between JetBlue and LiveTV                                          14
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

engineering and certification efforts of LiveTV required to install the LiveTV2000 System and shall include the installation drawings and other drawings, reports and analysis listed in Annex "H".

            2A.2 USE BY JETBLUE

            JetBlue shall use the NRE for its sole internal use in operating and maintaining its aircraft. JetBlue shall not re-sell, transfer, or provide the NRE to 1) any third party, 2) any entity acquired by JetBlue, 3) any entity which acquires JetBlue. Neither party intends for this restriction to preclude or otherwise hamper JetBlue from becoming a publicly traded company.

            2A.3 DELIVERY

            No later than December 20th, 2001, LiveTV shall deliver to JetBlue all Installation and Certification NRE as described under 2A.1 above. The NRE is sold pursuant hereto "As Is", free and clear of claims of third parties that might restrict the use as authorized and intended hereunder by JetBlue and no further deliveries are required. This is a final sale and it shall survive the term of this Agreement.

            2A.4 PAYMENT

            JetBlue shall pay LiveTV $[****] US for the NRE on the following payment schedule: $[****] to be received by LiveTV no later than March 01, 2002, $[****] to be received by LiveTV no later than June 01, 2002 and $[****]
 to be received by LiveTV no later than September 1, 2002.

     ARTICLE 3. PRODUCT SUPPORT

            3.1 PRODUCT SUPPORT.

                  The following Articles sets forth the Product Support (hereinafter sometimes individually and collectively referred to as "Product Support") to be provided by LiveTV to JetBlue during the Term of this Agreement. As used herein, the terms LRU's, Systems, piece parts, provisions, Provisions Kits and Spares shall hereinafter sometimes be individually and collectively referred to as "Product" or "Products."

            3.2 TRAINING.

                  LiveTV shall conduct initial training for JetBlue's designated trainers at JetBlue's facilities at J.F. Kennedy Airport, New York, at a time mutually agreed upon by JetBlue and LiveTV. The training shall pertain to description and operation for flight personnel, and shall pertain to familiarization of JetBlue's personnel on the System. Such training shall be at no cost to JetBlue and consist of mutually agreed upon two (2) consecutive business days.

            3.3 MANUALS.

                  LiveTV shall furnish, in digital format, one (1) copy of the Aircraft Maintenance Manuals (AMM) and Maintenance Procedures Manual (MPM) (the "Manuals") to JetBlue at no


Agreement between JetBlue and LiveTV                                          15
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

      additional charge. For the term of the Agreement, LiveTV will furnish any revisions to Manuals at no charge. The Manuals shall be prepared using ATA Specification No. 100 as a guideline, and appropriate revisions to manuals shall be provided. Component Maintenance Manuals will not be provided under the terms of this Agreement to JetBlue unless required by applicable regulatory agencies.

            3.4 PRODUCT SERVICE.

                  LiveTV shall perform servicing, troubleshooting/fault isolation and cleaning of the System in accordance with the manuals provided under Article 3.3; and removal of malfunctioning LRU's furnished hereunder, returning same to any LiveTV Maintenance Base as defined in
      Article 3.5 hereof, and substituting a spare LRU (a "Spare") listed on Annex "B," hereby made a part of this Agreement. Product Service will be provided at J.F. Kennedy Airport, New York, and at other locations where LiveTV can have access to multiple aircraft for overnight maintenance. JetBlue and LiveTV will mutually agree upon the timing for and location of these maintenance locations.

            3.5 REPAIR.

                  LiveTV will repair LRU's, including the supply of parts and labor, once said LRU's have been removed from the Aircraft and returned to a LiveTV Maintenance Base pursuant to Article 3.4.


Agreement between JetBlue and LiveTV                                          16
December 17, 2001

            3.6 SPARES.

                  LiveTV will maintain a level of spares sufficient to perform those service responsibilities specified in Article 3.4

            3.7 JETBLUE SERVICE & SUPPORT RESPONSIBILITIES:

                  3.7.1 JetBlue shall provide access and electrical power to aircraft to enable LiveTV Line Maintenance personnel to perform troubleshooting and removal of malfunctioning System Line Replaceable Units (LRU's) while on the Aircraft during transits and Remain-Over-Night (RON) activities at the Line Maintenance Station.

                  3.7.2 JetBlue shall provide adequate JetBlue Line Maintenance personnel to promptly clear the maintenance discrepancy item from the JetBlue Maintenance Computer system upon completion of necessary repairs or replacements of faulty LRU's by LiveTV Line Maintenance personnel.

                  3.7.3 JetBlue shall undertake the cosmetic cleaning of the system in connection with its regular cabin cleaning and;

                  3.7.4 JetBlue shall advise LiveTV of any worn out, vandalized, damaged, defective or malfunctioning System or System components which need more than cosmetic cleaning promptly after the same comes to the attention of JetBlue's personnel.

            3.8 IN-FLIGHT TESTING OR OTHER WORK.

                  From time to time LiveTV may be required to perform in-flight maintenance or performance tests on the System to monitor and assess performance of the LiveTV service. Upon reasonable notice from LiveTV that such in-flight maintenance or performance tests are necessary, LiveTV personnel may travel onboard JetBlue's scheduled flights to perform such in-flight maintenance or testing, subject however to space availability on flights selected by JetBlue. Any such in-flight maintenance or testing will be performed by LiveTV in a manner designed not to interfere with JetBlue's provision of normal services to its passengers that are not related to live television service. Any in-flight maintenance or testing on revenue flights will be with JetBlue's prior approval and in full compliance with any FAA directives.

            3.9 COST OF MAINTENANCE REPAIRS, CLEANING AND TESTING.

                  JetBlue shall bear its costs and expenses incurred in connection with meeting its obligations in Article 3.7. JetBlue shall reimburse LiveTV for costs incurred by LiveTV in repairing or replacing Systems damaged or destroyed as a result of the negligence or intentionally wrongful acts or omissions of JetBlue, its, employees, agents or contractors.


Agreement between JetBlue and LiveTV                                          17
December 17, 2001

      LiveTV will promptly notify JetBlue of any damage for which LiveTV intends to request reimbursement. Except as otherwise set forth in the foregoing sentence or in other provisions of this Agreement, LiveTV shall bear all costs incurred in connection with maintenance, repair, cleaning and testing.

            3.10 ON-SITE FACILITIES.

                  JetBlue will provide, at no cost to LiveTV, acceptable on-site facilities at J.F. Kennedy Airport for LiveTV inventory storage and LiveTV Line Maintenance Personnel.

            3.11 PERFORMANCE STANDARDS -- MAINTENANCE.

                  LiveTV shall comply with the specifications and requirements of JetBlue's General Maintenance Manual, in a good and workmanlike manner, and in compliance with any applicable airframe or seat manufacturer's service bulletins or directives, and all regulatory approvals or permits of United States federal, state or local government agencies or authorities required for maintenance of the system ("Regulatory Approvals") and shall perform all work in compliance with all applicable rules, regulations and laws affecting JetBlue and its employees.

ARTICLE 4. PROGRAMMING SERVICES

            4.1 PROGRAMMING RIGHTS.

                  LiveTV shall obtain the rights to provide on Approved Aircraft twenty (20) channels of programming including channel(s) in the categories of sports, news, weather, children's programming and general entertainment, and four (4) channels of additional programming to be determined from time to time (the "Programming"). These rights shall be obtained by LiveTV thirty (30) days prior to the first JetBlue revenue aircraft flight. In the event that a programming supplier offers terms and conditions that are not acceptable to LiveTV, LiveTV shall, select and modify at any time the individual programs provided to JetBlue.

                  LiveTV shall be solely responsible for all licenses for the distribution of the Programming pursuant to this Agreement.

            4.2 PROGRAMMING DISTRIBUTION RESTRICTIONS.

                  In no event shall JetBlue, without the prior written consent of LiveTV, rebroadcast, retransmit, resell, record or duplicate any of the Programming, or make any alterations, additions or deletions thereto. JetBlue agrees to comply with any restrictions on distribution of the Programming imposed by DIRECTV(R) or Programming providers, as notified in writing to JetBlue by LiveTV. JetBlue hereby covenants and agrees that it shall not air any advertising or sponsorship of a Competing DBS Service on an Approved System or any other portion of any in-flight system that includes the Approved System. A "Competing DBS Service"


Agreement between JetBlue and LiveTV                                          18
December 17, 2001
         shall be defined as television programming or other related services to commercial or private viewers or subscribers from a system which utilizes a mid-power or high-power Ku-band communications satellite other than those of DIRECTV(R), or hardware or technology utilized in connection with the delivery and/or receipt of such services.

            4.3 ADVERTISING PROGRAM

                  JetBlue and LiveTV shall develop and implement the strategies, sales efforts, and hardware and software infrastructure required to provide advertising to passengers' on Qualified Flights. It is recognized that both JetBlue and LiveTV need to contribute to the advertising program to make the project a success.

                  i. LiveTV and JetBlue shall coordinate the advertising sales efforts. JetBlue shall give guidance on acceptable client categories and advertising subject matter. Each party will assign a project leader for coordination of all efforts.
                  ii. To facilitate the sales process, JetBlue and LiveTV shall agree upon a set of standard terms and conditions for advertising contracts. JetBlue shall have approval authority over all advertising agreements with potential clients. Such approval shall be provided in a timely manner and shall not be unreasonably withheld.
                  iii. JetBlue and LiveTV shall agree upon the amount of advertising time that will be reserved for self-promotion and give-aways. This shall not supercede the DirecTV commercials defined under Article 6.2 or be construed to grant any rights in derivation to the terms of Article 4.2. It is hereby acknowledged and agreed by the parties that their rights related to the sale and broadcast of advertisements on the System shall be subordinate and inferior to those of DirecTV as set forth in Articles 4.2, 6.2 and elsewhere herein.
                  iv. LiveTV shall be responsible for securing, enhancing and loading/removing all advertising copy materials to/from the aircraft. JetBlue shall authorize these efforts under their engineering and maintenance procedures.
                  v.    All material Advertising Costs shall be mutually agreed
                        upon in advance of the expenditure by JetBlue and
                        LiveTV.
                  vi. The Advertising Gross Margins shall be equally shared between JetBlue and LiveTV ([****]% to JetBlue and [****]% to LiveTV).
                  vii. LiveTV shall collect all Advertising Revenue and, once the project generates a cumulative positive gross margin, disburse the Gross Margin on a monthly basis. In the event that the project does not generate positive Gross Margins, LiveTV shall be responsible for all LiveTV incurred Costs that exceed the Revenues.
                  viii. LiveTV shall provide JetBlue with monthly reports as described under Article 8.0, and audit rights to confirm both the Revenues generated and the Costs incurred by the project.
                  ix. LiveTV shall hold title to and shall maintain the Video Server.
                  x. In the event that the advertising program does not (i) generate a cumulative positive Gross Margin within 18 months after the installation of the Video Server on the first aircraft, or (ii) generate cumulative positive Gross Margins


Agreement between JetBlue and LiveTV                                          19
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                        for the two (2) calendar quarters prior to the end of the 18 months period after the installation of the Video Server on the first aircraft, either party may terminate the advertising program described within this Article 4.3

            4.4 CESSATION OF DISTRIBUTION.

                  Notwithstanding anything to the contrary contained in this Agreement, LiveTV may cease distributing any or all affected Programming to Approved Systems on affected Approved Aircraft in the event that (a) LiveTV determines that the distribution of such Programming to Approved Systems on such Approved Aircraft violates any Law (as defined herein),
      (b) LiveTV is so required by the Programming provider of such Programming, or in the event LiveTV's license(s) to distribute such Programming to Approved Systems on such Approved Aircraft expires or terminates. "Law" shall be defined as any Federal Communications Commission (FCC), FAA or other governmental (whether international, federal, state, municipal or otherwise) statute, law, rule, regulation, ordinance, directive or order, including, without limitation, any court order. Notwithstanding the foregoing, in the event LiveTV determines that the distribution of any Programming to any Approved Aircraft violates a Law, LiveTV may cease distributing such Programming to the affected Approved Aircraft pursuant to Article 11.4, only for the time necessary, as reasonably determined by LiveTV, to prevent such violation of Law from continuing. If a bona fide dispute exists between LiveTV and JetBlue, as to whether a violation of any Law has occurred or shall occur, LiveTV shall not cease distributing such Programming unless LiveTV has received either (i) notice of and delivers a copy (if the action is in written form) to JetBlue of an Indictment (as defined below), or a threat of any such Indictment, from any entity with jurisdiction or claiming to have jurisdiction to enforce such Law, alleging or stating that the provision of such LiveTV Service(s) is or could be a violation of such Law, or (ii) an opinion letter to LiveTV from outside counsel to


Agreement between JetBlue and LiveTV                                          20
December 17, 2001

      LiveTV stating that, in its opinion, the distribution of such LiveTV Service(s) appears to be or could be found to be in violation of any Law that is currently being, is threatened to be, or there exists a material likelihood will be, enforced. As used herein, "Indictment" shall be defined as an indictment, summons, cease and desist order or other similar orders or filings.

            4.5 Access to Programming

      In the event that LiveTV fails to provide programming services pursuant to the terms of this Agreement, then LiveTV shall, on a best effort basis, assist JetBlue in negotiation(s) to secure programming equivalent to that previously supplied by LiveTV to JetBlue hereunder.

ARTICLE 5. AVAILABILITY GUARANTEE

            5.1 GUARANTEE.

                  LiveTV guarantees a Fleet based System Availability as defined within Annex G (herein referred to as "Availability Guarantee") commencing on the first (1st) day of the fourth (4th) month following issuance of the STC on the first Approved Aircraft as follows: ninety-three percent (93%) during the 4 month, ninety-five percent (95%) during the 5 month and ninety-seven percent (97%) thereafter continuing for the Term of this Agreement.

                  LiveTV shall be responsible for ensuring the Fleet meets the Availability Guarantee as defined in this article, in full compliance with FAA and other applicable regulations.

            5.2 CALCULATION METHOD AND EXCLUSIONS

                  The Availability Guarantee calculation and Exclusions are set forth in Annex G.

            5.3 REMEDY

                  In the event LiveTV fails to meet the Availability Guarantee,
      1) LiveTV and JetBlue will investigate causes and solutions to Availability deficiencies 2) JetBlue will implement any operational procedures that improve System Availability while not materially impacting functionality of the System 3) LiveTV will, at no charge, install modifications to improve System Availability.

ARTICLE 6. LIVETV PROMOTION AND ADVERTISING

            6.1 LIVETV EXPOSURE.

                  Each party to this Agreement shall provide to the other for review, and each shall have the right to approve or reject, all advertising, promotional and other materials directly relating to (i) the LiveTV Services, or (ii) the DBS satellite service provider, whether designed


Agreement between JetBlue and LiveTV                                          21
December 17, 2001
      for use with potential customers and customers, or with passengers of Approved Aircraft. Each party shall use commercially reasonable efforts to provide such approval or rejection within twenty-five (25) days of submission of the materials by the other party.


Agreement between JetBlue and LiveTV                                          22
December 17, 2001

            6.2 LIVETV COMMERCIALS.

                  JetBlue shall ensure that, prior to each passenger viewing the LiveTV Services on board a Qualified Flight, during the term of this Agreement, a one (1) minute commercial highlighting the Programming available and including the statement "Programming brought to you by DIRECTV(R) and providing a toll free number for additional information regarding DIRECTV(R) Services, shall air on such Qualified Flight.

            6.3 PUBLICITY MATERIALS.

                  The parties agree to submit to the other, any advertising, sales promotion and other publicity materials relating to the activities of JetBlue, pursuant to this Agreement in which LiveTV or the DBS satellite service provider e.g. DIRECTV(R)s name or names are mentioned, or language, signs, markings or symbols are used from which the connection of DIRECTV(R)'s name or names may, be reasonably inferred or implied. The parties shall use commercially reasonable efforts to provide such approval or rejection within twenty-five (25) days of submission of the materials.

            6.4 PROMOTION AND IN-FLIGHT PUBLICATION

                  6.4.1 JetBlue will provide three (3) pages in the In-Flight publication of JetBlue, if any, on a monthly basis, for promotion of the LiveTV-service and content providers, at no cost to LiveTV.

                  6.4.2 JetBlue shall cooperate with LiveTV in promoting the use of the System on Aircraft operated by the JetBlue, and the parties shall implement the jointly to be agreed upon marketing programs.

                  6.4.3 Additional Marketing By LiveTV. LiveTV marketing
                        personnel shall be allowed by JetBlue, subject to approval by JetBlue, which approval shall not be unreasonably withheld, to:

                        6.4.3.1 Conduct marketing and usage surveys of JetBlue's
                                   passengers;

                        6.4.3.2 Travel on-board the Aircraft to introduce
                                passengers to the LiveTV Service and provide instructions to passengers in its use; and

                        6.4.3.3 Interview and solicit JetBlue passengers at
                                JetBlue's gate areas and otherwise undertake marketing and promotions at such areas, subject to applicable airport rules, regulations, and consent of JetBlue.


Agreement between JetBlue and LiveTV                                          23
December 17, 2001

            6.5 USE OF TRADEMARKS.

                  For purposes of marketing the LiveTV Service only, JetBlue grants to LiveTV the exclusive right to use JetBlue's trademarks and service marks in use from time to time with respect to in-flight entertainment systems aboard the Aircraft and LiveTV grants to JetBlue the non-exclusive right to use LiveTV's trademarks and service marks in use from time to time with respect to the LiveTV Service and System. The right of a party ("Licensee") to use such trademarks and service marks of the other party ("Licensed Marks") shall be subject to the following restrictions and conditions:

                  6.5.1 Licensee may use the Licensed Marks only for purposes of
                        (i) making known that LiveTV Service is available on board the Aircraft of JetBlue, and (ii) as reasonably appropriate in instructional materials for use of the System on board the Aircraft;

                  6.5.2 Whenever the Licensed Marks are used in advertising, promotional or other materials, such materials shall identify the Licensed Marks as being owned by the other party ("Licensor");

                  6.5.3 Prior to using the Licensed Marks in any published or otherwise publicly distributed advertising, promotional or other materials, Licensee shall submit copy for such materials to the Licensor for its approval, which approval shall not be unreasonably withheld. In the event Licensor has not responded within ten (10) business days of submission of the copy, Licensor shall be deemed to have approved of the copy; and

                  6.5.4 Notwithstanding any other provision of the Agreement, the Licensee shall not otherwise use the Licensed Marks in any manner, which harms the reputation for quality associated with the Licensed Marks.

ARTICLE 7. PRICES AND CHARGES

            7.1.1 SERVICE CHARGE PAYMENTS.

                                    For all approved Aircraft, JetBlue shall pay
                                    LiveTV a service charge, less the applicable quantity discount under 7.1.2, of $[****] US per passenger position (based on 162 positions per aircraft) per Flight Segment per Approved Aircraft, with a minimum monthly payment equal to $[****] per Approved Aircraft.

                        7.1.2 DISCOUNT FOR INCREASED AIRCRAFT QUANTITIES IN
                  CONSIDERATION FOR INCREASING THE NUMBER OF APPROVED SYSTEMS ORDERED, LIVETV SHALL PROVIDE JETBLUE A MONTHLY DISCOUNT BASED ON THE SCHEDULE SHOWN IN ANNEX A-1. THIS DISCOUNT SHALL BE IN THE FORM OF A CREDIT ON THE MONTHLY INVOICE FOR SERVICE CHARGES.


Agreement between JetBlue and LiveTV                                          24
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

            7.2 GROSS REVENUE

            This paragraph has been deleted.

            7.3 BILLINGS.

                  This paragraph has been deleted.

            7.4 SERVICE CHARGE ADJUSTMENT

                  7.4.l Adjustment of Service Charge: The Service Charge shall increase on January 1st, of each year during the Initial Term or any extensions thereof, by a percentage equal to the percentage increase in the Consumer Price Index for Urban Consumers, All Items, Unadjusted 12 months ended (CPI-U) (the "CPI") from January of the preceding year. In no event shall the percentage change in the CPI cause a reduction in the Service Charge.

            7.5 TAXES, CUSTOMS AND DUTIES.

                  Any and all taxes, customs or duty charges levied on the use or delivery of the System or materials, or upon services rendered hereunder, shall be paid by JetBlue (excluding taxes based upon LiveTV's net income and taxes payable with respect to the distribution of Programming on Qualified Flights). In the event that LiveTV pays or otherwise discharges any such taxes, customs or duty charges that are the responsibility of JetBlue, then JetBlue shall reimburse LiveTV for such amount paid.

            7.6 LOSS OF AIRCRAFT.

                  If there is a total loss of any Aircraft listed in Annex "A," the number of Aircraft in the Fleet will be reduced by the Aircraft so lost, provided that the stipulated loss value of the Approved System thereon as set forth in Article 10.4 hereof is paid to LiveTV.

ARTICLE 8. REPORTING, INVOICING, AND PAYMENT

            8.1 REPORTS

                  8.1.1 REPORTS TO LIVETV. JetBlue agrees to report the number of Approved Aircraft in service, the actual number of seats in service on each Approved Aircraft and the number of LiveTV Flight Segments completed during each month no later than thirty (30) days following the last day of


Agreement between JetBlue and LiveTV                                          25
December 17, 2001
                        each month; this is known as the "LiveTV Flight Report". JetBlue will also report their Advertising Costs, if any, related to advertisements placed each month; this is known as the "JetBlue Advertisement Cost Report". JetBlue shall maintain these records for five years thereafter.

                  8.1.2 REPORTS TO JETBLUE. Within thirty (30) days after the end of each calendar month, LiveTV shall submit to the JetBlue a report setting forth the Advertising Revenues, Advertising Costs, and Advertising Gross Margins for such calendar month. LiveTV will also, within thirty
                        (30) days following each month, report System Availability, known as the "System Availability Report".

            8.2 INVOICING.

                  LiveTV will deliver an Activity Statement to JetBlue on the 1st business day of each calendar month. The Statement will itemize the receipts to be distributed between LiveTV and JetBlue and the payments to be made to LiveTV in the form of monthly Service Charges. The Statement will be accompanied by an invoice, credit or payment.

            8.3 INITIAL INVOICE DATE.

                  The invoicing for Service Charges for each individual Aircraft shall commence upon such Aircraft becoming on Approved Aircraft.

            8.4 INVOICE ADDRESS.

                  LiveTV will address all invoices as follows:

                  JetBlue Airways Corporation
                  80-02 Kew Gardens Road, 4th floor
                  Kew Gardens, NY 11415-3600

            8.5 DISPUTED INVOICES.

                  In the event an invoice, issued pursuant to this Agreement, is disputed in good faith by one party, then said party agrees to pay the invoice, less the amount in dispute, and the parties will work together in good faith to resolve their differences with regard to the invoiced amount not paid. In the event the parties cannot resolve the dispute within 30 days, the dispute will be submitted to arbitration before a single arbitrator under the rules of the American Arbitration Association.

            8.6 PAYMENT.

                  All invoices shall be net thirty (30) days. All payments under this Agreement shall be made in United States currency, and be made by check or Electronic Funds Transfer:

                  To JetBlue:
                  JetBlue Airways Corporation


Agreement between JetBlue and LiveTV                                          26
December 17, 2001

                   80-02 Kew Gardens Road, 4th floor
                   Kew Gardens, NY 11415-3600

                   To LiveTV:
                   LiveTV, LLC
                   17481 Red Hill Avenue
                   Irvine, CA 92614-5630

                  Or to such other addresses as directed in writing from time to time.

            8.7 FINANCE CHARGE

                  Should JetBlue or LiveTV fail to pay, within sixty (60) days, charges invoiced hereunder, the other party may impose a monthly finance charge on such late payment at the rate of one and one-half percent (1 1/2%) for each such unpaid charge (eighteen percent [18%] annual rate but not in excess of the lawful maximum), from the sixty-first (61st) day until said payment is received. If at any time JetBlue's account is subject to a finance charge hereunder, LiveTV, in addition to any other remedies, reserves the right to stop all further shipments to JetBlue. Late payment shall constitute a material breach and constitute a basis for termination under Article 11.1 hereof.

            8.8 REPORTING REQUIREMENTS.

                  The reporting and payment requirements specified herein are a material part of this Agreement and either party shall have the right to suspend the supply of Programming or Product Support, or terminate this Agreement pursuant to Article 11.1, if either party fails to meet its reporting or payment responsibilities.

            8.9 RECORDS AND AUDITS.

                  JetBlue and LiveTV shall maintain accurate records of all matters that relate to their respective obligations under this Agreement in accordance with generally accepted accounting principles and practices uniformly and consistently applied in a format that will permit audit. Both parties shall retain such records throughout the term of this Agreement and


Agreement between JetBlue and LiveTV                                          27
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

      for one (1) year thereafter. To the extent that the records may be relevant in determining whether both parties are complying with its obligations hereunder, both parties and their authorized representatives shall have access to the records for inspection and audit at all reasonable times during normal business hours upon five (5) business days written notice throughout the Term and for one (1) year thereafter, provided such inspection and audit shall take place no more frequently than once per year. Any such review and audit shall be at the sole cost and expense of the auditing party, except in the case where an underpayment of five percent (5%) or more in monthly payments otherwise owed pursuant to this Agreement is discovered, in which case the audited party shall reimburse the other party for those costs actually incurred in such review and audit.

ARTICLE 9. DELIVERY, RETURN AND TRANSPORTATION RESPONSIBILITIES

            9.1 DELIVERY.

                  LiveTV shall deliver all Products to JetBlue in accordance with the shipment dates specified on Annex "A" to this Agreement. JetBlue shall notify LiveTV of the specific location where the Systems are to be shipped at least ninety (90) days prior to the scheduled delivery date.

                  9.1.1 SCHEDULE MODIFICATIONS. Should JetBlue alter the Product shipping schedule from the mutually agreed shipping dates in this Agreement, JetBlue shall be responsible for additional costs incurred by LiveTV in meeting the revised schedule.

                  9.1.2 DEFAULT. In the event of default by JetBlue under this
                        Agreement, LiveTV may decline, at its sole discretion, to make further shipments under any and/or all other purchase orders placed under this Agreement. If LiveTV elects to continue making such shipments, such continuation shall not constitute a waiver of such default, nor shall such continuation in any way limit LiveTV's legal remedies for such default.

            9.2 PACKAGING.

                  Products delivered by one party to the other shall be suitably packed for shipment in accordance with appropriate ATA packaging standards and good commercial practice. In the event that LiveTV furnishes reusable containers for any LRU spares, and then the parties will utilize such containers for all subsequent shipments of said spares.

            9.3 JETBLUE'S SHIPPING ADDRESS.

                LiveTV shall ship Products to JetBlue at the following address:
                JetBlue Airways
                South Service Road, Building 141
                Jamaica, NY 11430


Agreement between JetBlue and LiveTV                                          28
December 17, 2001
                          or

                          JetBlue Airways
                          John F. Kennedy International Airport, Terminal 6 Jamaica, NY 11430

      Or to such other addresses as directed in writing by JetBlue to LiveTV from time to time.

ARTICLE 10. SYSTEM OWNERSHIP OF AND RESPONSIBILITY FOR MATERIAL

            10.1 SYSTEM OWNERSHIP.

                  The Products shall at all times remain the property of LiveTV, and LiveTV shall be permitted to display notice of ownership on such Products. LiveTV, in its sole discretion, may transfer ownership of the Systems or Products to a leasing company or other financial institution subject to the provisions of this Agreement. LiveTV shall notify JetBlue of any such transfers in a timely manor. JetBlue shall not acquire any ownership interest in any Product or spare unit supplied by LiveTV under this Agreement, except for the Provision Kits as provided per this Agreement.

            10.2 RIGHT AND TITLE

                  LiveTV shall at all times retain the sole and exclusive right and title in and to all STCs and modifications to STCs or similar rights or authorizations, patents, know-how, copyrights, information and other intellectual and industrial property rights embodied in or relating to the System or live television reception service.

                  10.2.1 PRESERVATION AND PROTECTION. JetBlue shall cooperate with LiveTV in filing any required statements or other instruments, and in the taking of any and all other actions, which LiveTV may deem necessary or desirable under the applicable law of any jurisdiction in order to preserve and protect LiveTV's title and right to any such property.

                  10.2.2 INVENTORY REQUIREMENTS. Additionally, JetBlue shall conduct inventories of LiveTV supplied Products, as may reasonably be requested by LiveTV, in order to allow LiveTV to comply with generally accepted accounting principles.

            10.3 RESPONSIBILITY FOR SYSTEMS/SPARES.

                  JetBlue shall be responsible, to the extent negligent, for any and all Product supplied under this Agreement from the time of delivery by LiveTV until such Product is returned to LiveTV.

                  10.3.1 DAMAGE/LOSS. In the event any Products or any part
                         thereof is lost, stolen, damaged, or destroyed (excluding a total loss of an Aircraft) while in the custody of JetBlue, LiveTV shall repair or replace, whichever


Agreement between JetBlue and LiveTV                                          29
December 17, 2001
                         is less costly, the lost, stolen, damaged or destroyed Product. JetBlue shall then pay LiveTV, within sixty
                         (60) days, for the repair or replacement charges, unless the loss, theft, damage or destruction is due to the negligence of LiveTV, to normal wear and tear or to passenger damage.

                  10.3.2 TOTAL LOSS. JetBlue shall reimburse LiveTV for the
                         total loss of a System pursuant to Article 7.7, within one hundred twenty (120) days of the date of any such loss.

            10.4 INSURANCE.

                  JetBlue shall insure at its sole cost, with an insurer reasonably acceptable to LiveTV, the Systems against loss or destruction in the amount of six hundred thousand Dollars ($600,000) per system per Aircraft hereunder naming LiveTV as an additional insured. JetBlue shall advise LiveTV at least one month prior to installation of a System that such coverage has been put in force and shall provide a certificate of insurance as evidence of such coverage being in force. The insurer shall provide notice to LiveTV of any modification or cancellation of the insurance policy required hereunder. The parties hereto agree that it would be very difficult to establish an exact value for the worth of each system hereunder at the time of any such loss or destruction, and, accordingly, establish the above amounts as the Stipulated Loss Value for each such system. JetBlue will provide LiveTV a blanket policy endorsement and certificate for all installed Systems.

            10.5. LIENS.

                  JetBlue shall not pledge, assign, hypothecate, encumber or grant any security interest in, or allow any liens, charges, encumbrances or legal processes to be imposed or levied on, any Products or other materials furnished hereunder other than, liens arising out of the operation of law. If any such liens arise, JetBlue will discharge within sixty (60) days. Provision Kits, once title for said kits has passed to JetBlue, are excluded.

            10.6 IDENTIFICATION OF SUPPLIER.

                  If practical, JetBlue shall identify LiveTV as the supplier of Products and services hereunder by an appropriate legend or credit in advertisements, printed programs or similar media, which refer to the use of the LiveTV System or services.

ARTICLE 11. TERMINATION AND EXCUSABLE DELAY

            11.1 TERMINATION BY EITHER PARTY.

                  In the event that either party fails to perform any material obligations hereunder, unless such failure is excused under any provisions of this Agreement, then the other party may terminate this Agreement upon ninety (90) days prior written notice, in the event:


Agreement between JetBlue and LiveTV                                          30
December 17, 2001

                  (i) The other party is in material default of its material obligations under this Agreement (with such termination right to be in addition to, and not in lieu of, any other rights and remedies provided by law or this Agreement). Any notice of termination shall specify in reasonable detail the deficiency in performance giving rise to the termination. However, such termination shall not be effective if the defaulting party has cured such default prior to the effective date of termination.; or

                  (ii) The other party becomes insolvent or institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, assignment for the benefit of creditors, or other proceedings under Title 11 of the United States Code or as provided by any other insolvency law, state or federal (a "Bankruptcy Proceeding"), provided, however, in the event of institution of any involuntary Bankruptcy Proceeding, a period of at least sixty (60) days from the institution thereof has elapsed and the involuntary Bankruptcy Proceeding has not been stayed or dismissed within such sixty (60) days period.

            11.2 CONSEQUENCES OF TERMINATION OR EXPIRATION

                  11.2.1 Upon the expiration or earlier termination of this
                         Agreement, each party shall promptly return to the other party all Confidential Information of the other party, and all copies, however obtained, and shall continue to hold such Confidential Information in confidence.

                  11.2.2 Upon the expiration or earlier termination of this
                         Agreement, JetBlue shall promptly return to LiveTV the Systems, Products and all other components and parts of every type and description in which LiveTV holds title, in good condition, ordinary wear, tear and defective units excepted.

                  11.2.3 Upon the expiration of this Agreement, each party shall promptly pay to the other all amounts due under this Agreement.

                  11.2.4 In the event JetBlue terminates this Agreement as a result of default of LiveTV pursuant to Paragraph 11.1, JetBlue shall promptly pay to LiveTV all amounts due to LiveTV under this Agreement, up to the date JetBlue returns to LiveTV the Systems, Products and all other components and parts in which LiveTV holds title, in good condition, ordinary wear, tear and defective units excepted, and LiveTV shall pay the costs associated with the return of the Systems, Products, components and parts. LiveTV shall also pay JetBlue all amounts due under this Agreement up to the date JetBlue returns componentsto LiveTV the Systems, Products and all other and parts in which LiveTV holds title, in good condition, ordinary wear, tear and defective units excepted. LiveTV shall remove the LiveTV System components identified in Annex "B" at no cost to JetBlue. Said removal includes LiveTV's responsibility to return the aircraft to a condition sufficient to


Agreement between JetBlue and LiveTV                                          31
December 17, 2001
                        satisfy airworthiness, reasonable aesthetic requirements and reasonable requirements of applicable aircraft lessors.

                  11.2.5 In the event LiveTV terminates this Agreement as a
                         result of default of JetBlue pursuant to Paragraph 11.1, JetBlue shall promptly pay to LiveTV:

                        (i) all amounts due and/or to be received by LiveTV under this Agreement as to each installed Aircraft, which would have been received by LiveTV from JetBlue had the Agreement remained in full force and effect up to the expiration date of its Term;
                        (ii) all costs incurred, including but not limited to, any costs and cancellation charges of vendors, which are by LiveTV reasonably allocable to uncompleted and/or uninstalled Systems, Products, components and parts, including without limitation, un-amortized non-recurring engineering costs, determined in accordance with the accounting practices consistently followed by LiveTV; and
                        (iii) all costs associated with the return of the
                              Systems, Products, components and parts.

                        Amounts to be paid to LiveTV, pursuant to this
                  paragraph, shall be known as the "Termination Charge".

                  11.2.6 In the event JetBlue terminates this Agreement as a result of default of LiveTV pursuant to Paragraph 11.1, JetBlue shall be granted the right, for JetBlue's sole internal use only, to use all of LiveTV's intellectual property necessary to allow JetBlue to purchase, install and maintain the Approved System on JetBlue's aircraft. This right shall not supersede the provisions of paragraph
                         11.2.4 above.

            11.3 EARLY REMOVAL OF AIRCRAFT FROM JETBLUE FLEET.

                  11.3.1 If any of the Approved Aircraft identified in Annex "A"
                         is removed from the Fleet prior to the Initial Term of this agreement, JetBlue shall either;

                        (i) Pay to LiveTV a Termination Charge equal to the amounts set forth in Article 11.2.5, for each affected Aircraft for the remaining Term of such affected aircraft under this Agreement;
                        (ii) Promptly transfer a System from Aircraft listed on Annex "A" to other Aircraft of the same type and configuration that are owned or leased by JetBlue, with all related expenses and installation charges to be paid by JetBlue; or
                        (iii) Promptly transfer the System to any new owner,
                              lessee or lesser, provided that LiveTV concludes an Agreement with such new owner, lessee or lessor for said System, on terms acceptable to LiveTV in its sole discretion, in which instance, JetBlue shall be relieved of further liability to LiveTV for the System.


Agreement between JetBlue and LiveTV                                          32
December 17, 2001

                        11.3.2 If any of the Additional Aircraft, above the
                               original thirty-two (32) Approved Aircraft in the Fleet, is removed from the Fleet during the Term of this agreement, JetBlue shall either:


Agreement between JetBlue and LiveTV                                          33
December 17, 2001

                        (i) Promptly transfer the System from such Additional Aircraft to other Aircraft of the same type and configuration that are owned or leased by JetBlue, with all related expenses and charges of removal and installation to be paid by JetBlue;
                        (ii) On not more than four (4) Additional Aircraft, transfer the System from such Additional Aircraft to other Aircraft of the same type and configuration that are owned or leased by JetBlue within nine (9) months of such removal, with all related expenses and charges of removal and installation to be paid by JetBlue, provided however, that JetBlue shall continue to pay to LiveTV the minimum Service Charge on such Additional Aircraft in effect during the period such System remains uninstalled; or
                        (iii) Promptly transfer the System to any new owner,
                              lessee or lessor, provided that LiveTV concludes an Agreement with such new owner, lessee or lessor for said System, on terms acceptable to LiveTV in its sole discretion, in which instance, JetBlue shall be relieved of further liability to LiveTV for the System.

            11.4 EXCUSABLE DELAY.

                  LiveTV shall not be liable for failure to perform its obligations under this Agreement when caused by acts of God, acts of the common enemy, war or military activity, insurrection or sabotage, the elements, earthquakes, floods, fires, explosions or other catastrophes, severe weather, accidents, epidemics or quarantine restrictions, acts of local or national government or public agencies, riots, labor disputes or shortages, lockouts (other than by LiveTV itself), delays of a supplier of LiveTV, or other causes beyond the reasonable control of and without fault or negligence of LiveTV. If a strike, industrial disturbance, or work stoppage affects the ability of LiveTV to fulfill its obligations hereunder, then LiveTV will exert its best efforts to fulfill its obligations through the use of management personnel, where practical, or any other reasonable means available to LiveTV. In the event of any such delay, the date for shipment shall be deferred for a period equal to the time lost by reason of the delay. If a shipment is delayed as a result of any action or in action of JetBlue, LiveTV may invoice JetBlue for the Products as of the scheduled shipment date and may charge JetBlue for the warehousing and other expenses incurred because of the delay. In the event of any such delay, the date for shipment shall be deferred for a period equal to the time lost by reason of the delay.

                  11.4.1 INVOICING. During any period of excusable delay, LiveTV shall proportionately adjust its invoicing for the Service Charges to delete any affected Aircraft, or suspend its invoicing for the monthly Service Charges should all Aircraft be affected.

                  11.4.2 TERMINATION OF FLEET. In the event of excusable delays affecting a minimum of (i) thirty percent (30%) of the Fleet or (ii) five (5) Approved Aircraft (whichever is a larger number of Approved Aircraft) for a


Agreement between JetBlue and LiveTV                                          34
December 17, 2001
                        minimum of six (6) cumulative months per Approved Aircraft out of a rolling twenty four (24) month period for each of the affected Aircraft, JetBlue may terminate this Agreement for all Aircraft in the Fleet.

                  11.4.3 RESUMPTION. LiveTV and JetBlue agree promptly upon the removal of the cause or causes of delay under this
                         Article 11.4, to resume full performance of their obligations under this Agreement subject to the termination rights in Article 11.1.

                  11.4.4 MONIES DUE. The party's obligation to pay all invoices to each other shall survive any termination or expiration of this Agreement, and termination of this Agreement shall be without prejudice to any other remedies the parties may have hereunder or under applicable law. Upon termination of this Agreement, any monies otherwise due and owing to a party shall be first offset against any indebtedness whatsoever owing that party.

ARTICLE 12. LIMITATION OF LIABILITY

                  Notwithstanding anything to the contrary contained in this agreement, in no event shall either party be liable for any incidental or consequential damages of the other party, whether foreseeable or not and regardless of the form, legal theory or basis of recovery of any such claim.

ARTICLE 13. INTELLECTUAL PROPERTY INDEMNIFICATION

            13.1 CLAIMS OF DIRECT PATENT INFRINGEMENT.

                  Subject to the provisions of Articles 13.2, 13.3, 13.4, 13.5, and 13.6 hereof, to the best of LiveTV's knowledge, the Products when and as manufactured and leased by LiveTV to JetBlue shall be free of any rightful third party claim of direct infringement by such Product.

            13.2 INDEMNIFICATION BY LIVETV.

                  LiveTV hereby agrees, at its own expense, that it will defend any suit alleging direct infringement instituted against JetBlue (but not subsidiaries or customers of JetBlue), and indemnify JetBlue against any award of damages and costs for direct infringement (including reasonable attorney's fees) made against JetBlue by a court of last resort insofar as the award of damages is based on a final determination that the Products as and when furnished by LiveTV to JetBlue hereunder directly infringed any patent, trademark or copyright of the United States. Indemnification of costs under this provision shall extend only to actual costs assessed. This indemnity shall not apply to Products made by LiveTV or modified by


Agreement between JetBlue and LiveTV                                          35
December 17, 2001

      LiveTV in accordance with JetBlue' specifications. This indemnity is subject to Articles 13.2, 13.3, 13.4, 13.5, and 13.6 hereof.

            13.3 CONDITIONS UNDER WHICH INDEMNIFICATION APPLIES.

                  LiveTV's obligations to indemnify JetBlue as listed in Article
      13.2 above, are conditioned on the following: (i) LiveTV shall be notified promptly in writing by JetBlue of any notice of such claim but in no event later than fifteen (15) days after JetBlue shall have received any notice thereof; (ii) LiveTV shall, at its option, have sole control of the defense of any action on such claim and all negotiations for its settlement or compromise; (iii) JetBlue shall fully cooperate with LiveTV in the defense and all related settlement negotiations; and/or (iv) should the Product become or in LiveTV's opinion be likely to become the subject of such a claim of direct infringement, then JetBlue shall permit LiveTV, at its option and expense, (1) to procure for JetBlue the right to continue using the Product, (2) to replace or to modify the same so that it becomes non-infringing, maintaining the same or equivalent functionality or (3) to remove the Product relieve JetBlue of further payments under this agreement, and pay the costs of removal/restoration and transportation back to LiveTV.

            13.4 EXCLUSIONS.

                  Notwithstanding Articles 13.1, 13.2, and 13.3 above, LiveTV, shall have no liability to JetBlue if any claim of patent or copyright infringement is based upon or arises out of: (i) alterations by JetBlue or the customer of the Products furnished by LiveTV, (ii) failure of JetBlue to use updated Products provided by LiveTV for avoiding infringement;
      (iii) use of the Products furnished by LiveTV in combination with apparatus or software not furnished by LiveTV, (iv) use of the Products furnished by LiveTV in any manner for which the same were neither designed nor contemplated; or (v) a patent, trademark or copyright in which JetBlue or an affiliate or subsidiary of JetBlue has a direct or indirect interest by license or otherwise.

            13.5 DISCLAIMER OF WARRANTY AGAINST INFRINGEMENT.

                  THE WARRANTIES SET FORTH IN THIS ARTICLE 13 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO ANY CLAIM OF INFRINGEMENT. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN
      SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATE STATUTE IS EXPRESSLY DISCLAIMED.

            13.6 LIMITATION OF LIABILITY FOR INFRINGEMENT CLAIMS.

                  The provisions of Articles 13.1 through 13.5 above state the entire liability of LiveTV for any claim arising from, or based upon, patent, trademark or copyright infringement.


Agreement between JetBlue and LiveTV                                          36
December 17, 2001

            13.7 INDEMNIFICATION BY JETBLUE.

                  JETBLUE AGREES THAT IT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS LIVETV (AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) IN THE SAME MANNER AND TO THE SAME EXTENT DESCRIBED IN ARTICLES 13.2 AND 13.3 HEREOF IN THE EVENT OF ANY SUIT OR CLAIM BROUGHT AGAINST LIVETV (AND/OR ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) IN WHICH THE ALLEGED INFRINGEMENT ARISES FROM: (I) GOODS MANUFACTURED TO JETBLUE DESIGN, OR IN ACCORDANCE WITH JETBLUE SPECIFICATIONS, OR (II) ALTERATION(S) OF THE PRODUCT(S) BY JETBLUE OR FROM THE COMBINATION OF THE PRODUCT(S) WITH SYSTEM, SOFTWARE OR PRODUCTS NOT SUPPLIED BY LIVETV.

ARTICLE 14. CONFIDENTIALITY

                  JetBlue and LiveTV acknowledge and agree that the information each has provided or shall provide in connection with the negotiation of and performance of this Agreement has been provided in confidence, and shall remain confidential and proprietary to the party supplying such information (the "Confidential Information"). Each party agrees that they have not and will not reveal the same to any third party or use the same for any purpose other than performing its obligations hereunder or as otherwise permitted hereunder except: (i) if the Confidential Information is in the public domain at the time of disclosure; (ii) at the written direction of the other party; (iii) to the extent the Confidential Information has been acquired by the disclosing party prior to the time of disclosure by means not in violation of this Agreement or any law which was known to the disclosing party or which the disclosing party should have known with reasonable care, (iv) to the extent necessary to comply with the law or valid order of a court of competent jurisdiction, in which event the disclosing party shall, if permitted by law, so notify the other party as promptly as practicable and shall, upon request of the non-disclosing party at the expense of the non-disclosing party, obtain a protective order with respect to such Confidential Information; and (v) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided that such parent company, auditors and attorneys agree to be bound by the provisions of this Article
      14. The parties expressly acknowledge and agree that the LiveTV Technical Specification shall constitute Confidential Information, is the sole property of LiveTV regardless of the manner in which such Technical Standards are developed. No Confidential Information of this type or any other shall be shared by JetBlue with any subcontractor or other component manufacturer or provider or other party, unless and until such party agrees to be bound by the provisions of this Article 14 and LiveTV expressly approves the disclosure of such relevant Confidential Information to such party. JetBlue shall remain responsible and liable for the compliance by any such party with the provisions of this Article 14.


Agreement between JetBlue and LiveTV                                          37
December 17, 2001

ARTICLE 15. MISCELLANEOUS

            15.1 NOTICES.

                  All notices and other communications required or authorized hereunder shall be given in writing either by personal delivery, by means of a bonded delivery service (such as FedEx or DHL), by registered or certified express mail, or by telex or telegraph addressed to the other party as follows:

                  To JetBlue:
                  JetBlue Airways Corporation
                  80-02 Kew Gardens Road, 4th floor
                  Kew Gardens, NY 11415-3600

                  To LiveTV:
                  LiveTV, LLC
                  17481 Red Hill Avenue
                  Irvine, CA 92614-5630
                  Attention: Andre de Greef, President.

                  Or to such other addresses as directed in writing by one party to the other from time to time.

                  The date upon which the addressee receives any such communication shall be deemed to be the effective date thereof, provided always that such communication is by means of a method authorized hereunder. Facsimiles shall be effective only upon receipt of a copy by a method authorized herein.

            15.2 EXPORT ASSURANCES.

                  JetBlue represents and warrants to LiveTV that it shall not export or re-export Products provided by LiveTV under this Agreement in violation of U.S. export laws and regulations. JetBlue shall be solely responsible for compliance with and for the obtaining of any required export licenses.

                  If LiveTV discloses technology or software to JetBlue relative to this Agreement, JetBlue hereby gives assurance to LiveTV that it will not knowingly (unless it has obtained prior written authorization from the U.S. Department of Commerce or is otherwise permitted by the U.S. Department of Commerce Export Administration Regulations) re-export or otherwise disclose, directly or indirectly, any technology or software received from LiveTV, nor allow the direct product thereof to any countries proscribed by Part 779.4 of the U.S. Department of Commerce Export Administration Regulations or to any other country otherwise proscribed by the U.S. Treasury Department.

                  JetBlue acknowledges that if it sells or leases aircraft containing LiveTV Products


Agreement between JetBlue and LiveTV                                          38
December 17, 2001
      provided by LiveTV under this Agreement to any country proscribed by the U.S. Treasury Department or to any company located in a proscribed country, LiveTV is prohibited from performing maintenance or repair on that system so long as that system is owned or leased by the proscribed country or by a company located in the proscribed country.

            15.3 REPRESENTATIONS AND WARRANTIES.

                  Each of the parties represents and warrants that: it is a corporation or Limited Liability Company, duly organized, validly existing and in good standing under the laws of the state of its incorporation; it has full power and authority to enter into the Agreement and perform its obligations hereunder and has taken all action necessary to execute and deliver this Agreement; this Agreement constitutes its valid and legally binding obligation; and execution of the Agreement and performance of its obligations hereunder does not and will not violate any law or result in a material breach of or material default under the terms of any contract or agreement by which such party is bound.

            15.4 INDEMNIFICATION.

                  15.4.1 LiveTV hereby agrees to indemnify, protect and hold
                         JetBlue, its officers, agents or employees harmless from and against all liabilities, claims, damages, losses, costs and expenses (including reasonable attorney and court expenses) for all injuries or death of any person, damage to any property occurring, directly or indirectly, from the operation or installation of the system, unless resulting from the gross negligence or willful misconduct of JetBlue.

                  15.4.2 Each party shall indemnify the other, its affiliates and their respective employees, officers, directors, agents and employees (collectively, "Indemnities") from and against any fine, penalty, loss, cost, damage, injury, claim expense or liability, including, without limitation, any attorneys' fees (each, a "Liability") arising out of, directly or indirectly, a breach of the indemnifying party's obligations under this Agreement. In addition, LiveTV shall indemnify and hold harmless JetBlue and the JetBlue Indemnities from and against any Liability arising from the content of any Programming (including without limitation claims relating to trademark, copyright, music, music performance and other proprietary interests); provided, however, LiveTV's obligation to indemnify JetBlue with respect thereto is expressly limited to the same extent of such indemnification provided to LiveTV pursuant to its agreement with the DBS service provider.


Agreement between JetBlue and LiveTV                                          39
December 17, 2001

                  15.4.3 In the event of any claim or suit relating to any
                         matter for which one party has agreed to provide indemnification under this Agreement, the indemnified party shall promptly provide notice of such claim or suit to the indemnifying party; provided, however, the failure of the indemnified party to promptly notify the indemnifying party thereof shall not relieve the indemnifying party of its indemnification obligations except to the extent the indemnifying party has been materially prejudiced thereby. The indemnifying party shall then have the option to control the conduct of the claim or suit and the indemnified party shall reasonably cooperate in the conduct of such claim or suit at the expense of the indemnifying party. The indemnified party may, if it wishes and at its expense, retain separate counsel to participate in the claim or suit, in which event the indemnifying party and its counsel shall reasonably cooperate with the indemnified party and such counsel. In no event, however, may there be a settlement of any such claim or suit without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The indemnifying party may settle any such claim or suit without the consent of the indemnified party, but only if the sole relief awarded are monetary damages.

            15.5 DISCLAIMER.

                  LIVETV WILL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY LOSS OF USE, REVENUE OR PROFIT SUFFERED BY JETBLUE AS A RESULT OF LIVETV SUPPLY OF OR FAILURE TO SUPPLY SYSTEMS, PROGRAMMING, OR PRODUCT SUPPORT, NOR SHALL LIVETV'S LIABILITY FOR ANY CLAIMS OR DAMAGE ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT EXCEED THE AMOUNT OF SERVICE CHARGES PAID BY JETBLUE HEREUNDER.

            15.6 ASSIGNMENTS.

                  This Agreement shall inure to the benefit of, and be binding on, each of the parties hereto and their respective successors and assignees; however, except as provided for below, it may not be assigned in whole or in part by either party without prior written consent of the other party, except that either party's interest shall be assignable through merger, consolidation, reorganization, sale or transfer of substantially all of its assets, as long as there is no essential change in the application of the terms and conditions of this Agreement as they affect the non-assigning party. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that LiveTV shall have the right to assign its rights hereunder in a financing transaction with a third party lender.

            15.7 NO THIRD PARTY BENEFICIARIES.

                  The provisions of this Agreement are for the benefit of the parties and not for any other person.


Agreement between JetBlue and LiveTV                                          40
December 17, 2001

            15.8 GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. applicable to Contracts entered into and fully performed therein, except to the extent that the parties respective rights are subject to mandatory local, state, and federal laws and regulations.

            15.9 MODIFICATIONS AND AMENDMENTS.

                  This Agreement contains the entire understanding of the parties as to its subject matter and shall not be modified, except by an instrument in writing duly executed by the parties to this Agreement.

            15.10 SEVERABILITY.

                  If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such declaration shall not, in and of itself, nullify the remaining provisions of this Agreement. The invalid, illegal, or unenforceable provision or provisions shall be severed from the remaining provisions of this Agreement, and the Agreement shall be enforceable as to the remaining provisions, unless LiveTV, in its sole discretion, decides that such declaration is contrary to the original intent of the parties, and/or the economic effect of the original Agreement, in which event this Agreement shall be voidable at the election of LiveTV. If any provision of this Agreement is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

            15.11 WAIVER.

                  The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

            15.12 ENTIRE AGREEMENT, MODIFICATIONS AND ARTICLE HEADINGS.

                  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements or understandings relating to the subject matter hereof. This Agreement shall not be modified other than in writing, signed by each of the parties hereto. The section headings are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.


Agreement between JetBlue and LiveTV                                          41
December 17, 2001

            15.13 NO PARTNERSHIP.

                  Nothing is this Agreement shall be construed to create an agency, partnership or joint venture between the parties hereto, nor shall any similar relationship be deemed to exist between them. Neither party hereto shall represent itself to third parties as the agent, partner, or joint venturer of the other.

            15.14 ENGLISH LANGUAGE.

                  All information specified in any reports and on all correspondence hereunder shall be submitted in the English language.

            15.15 SURVIVAL OF RIGHTS OF PARTIES.

                  The expiration or termination of this Agreement shall not release either party hereto from any liability, obligation or agreement which, pursuant to any provision of this Agreement, is to survive or to be performed after any such expiration or termination.

            15.16 TRADEMARKS AND TRADE NAMES.

                  JetBlue does not by the operation of this Agreement or otherwise acquire any right or interest in any trademark or trade name owned, used or claimed now or in the future by LiveTV.

            15.17 NO FURTHER OBLIGATIONS.

                  The parties acknowledge and agree that upon termination of this Agreement, except with respect to those provisions of this Agreement, which would survive pursuant to Article 15.15 above, neither party shall have any further liability or obligation to the other party.

            15.18 NOTIFICATION OF OFFER

                  In the event a third party undertakes discussions to purchase a controlling interest in LiveTV and the disclosure of the existence of such discussions is not restricted otherwise, LiveTV shall provide JetBlue notice that such discussions have been undertaken. Except as specifically set forth in this Section 15.18, LiveTV shall have no other obligations to JetBlue regarding the subject matter hereof including but not limited to any obligation to disclose the substance of the discussions or engage in any good faith discussions or negotiations with JetBlue regarding a possible transaction between LiveTV and JetBlue.

            15.19 SIGNATURE OF THE PARTIES.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their duly authorized representatives.

For and on behalf of                        For and on behalf of


Agreement between JetBlue and LiveTV                                          42
December 17, 2001

JetBlue Airways Corporation                 LiveTV, LLC


By: /s/ T. E. Anderson                      By: /s/ Jeffrey A. Fricso
   -----------------------------------         --------------------------------

Printed Name: THOMAS E. ANDERSON            Printed Name: Jeffrey A. Frisco
             -------------------------                   ----------------------

Title: VICE PRESIDENT                       Title: Vice President
      --------------------------------            ------------------------------

Date: DECEMBER 19, 2001                     Date: December 20, 2001
     ---------------------------------           -------------------------------

Witness: /s/ Roger Hughes                   Witness: Luwana Paramore
        ------------------------------              ----------------------------


Agreement between JetBlue and LiveTV                                          43
December 17, 2001

                                    ANNEX "A"

                            To the Agreement between
                   JetBlue Airways Corporation and LiveTV, LLC

                                LIST OF AIRCRAFT

                         Revision B

                            To the Agreement between
                   JetBlue Airways Corporation and LiveTV, LLC

-------------------------------------------------------------------------------------------------
                                                      Schedule
AIRCRAFT     AIRCRAFT      REGISTRATION/SERIAL        Installation/Title Transfer   Term of
Number       Type          NUMBER                     Date                          Agreement
-------------------------------------------------------------------------------------------------
1            A320          N5O3JB/1123                12/03/99 (installed)          96 months
-------------------------------------------------------------------------------------------------
2            A320          N5O4JB/1156                01/28/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
3            A320          N5O5JB/1173                03/07/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
4            A320          N5O6JB/1235                06/09/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
5            A320          N5O7JB/1240                06/23/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
6            A320          N508JB/1257                07/12/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
7            A320          N5O9JB/1270                07/29/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
8            A320          N51OJB/1280                08/11/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
9            A320          N516JB/1302                10/06/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
10           A320          N517JB/1327                11/08/00 (installed)          96 months
-------------------------------------------------------------------------------------------------
11           A320          N519JB/1398                02/09/01 (installed)          96 months
-------------------------------------------------------------------------------------------------
12           A320          N52OJB/1446                04/11/01 (installed)          96 months
-------------------------------------------------------------------------------------------------
13           A320          N521JB/1452                04/21/01 (installed)          96 months
-------------------------------------------------------------------------------------------------
14           A320          N522JB/1464                05/11/01 (installed)          96 months
-------------------------------------------------------------------------------------------------
15           A320          N523JB/1506                07/13/01 (installed)          96 months
-------------------------------------------------------------------------------------------------


Agreement between JetBlue and LiveTV                                          44
December 17, 2001

--------------------------------------------------------------------------------
16      A32O      N524JB/1528          08/01                       96 months
--------------------------------------------------------------------------------
17      A320      N526JB/TBD           08/01                       96 months
--------------------------------------------------------------------------------
18      A320      N527JB/TBD           09/01                       96 months
--------------------------------------------------------------------------------
19      A320      N528JB/TBD           10/01                       96 months
--------------------------------------------------------------------------------
20      A320      N529JB/TBD           11/01                       96 months
--------------------------------------------------------------------------------
21      A320      N531JB/TBD           12/01                       96 months
--------------------------------------------------------------------------------
22      A320      N533JB/TBD           01/02                       96 months
--------------------------------------------------------------------------------
23      A320      N534JB/TBD           02/02                       96 months
--------------------------------------------------------------------------------
24      A320      N535JB/TBD           03/02                       96 months
--------------------------------------------------------------------------------
25      A320      N536JB/TBD           05/02                       96 months
--------------------------------------------------------------------------------
26      A320      N537JB/TBD           05/02                       96 months
--------------------------------------------------------------------------------
27      A320      N542JB/TBD           06/02                       96 months
--------------------------------------------------------------------------------
28      A320      N543JB/TBD           07/02                       96 months
--------------------------------------------------------------------------------
29      A320      N544JB/TBD           07/02                       96 months
--------------------------------------------------------------------------------
30      A320      N546JB/TBD           09/02                       96 months
--------------------------------------------------------------------------------
31      A320      N547JB/TBD           10/02                       96 months
--------------------------------------------------------------------------------
32      A320      N548JB/TBD           11/02                       96 months
--------------------------------------------------------------------------------
33      A320      N552JB/TBD           01/03                       96 months
--------------------------------------------------------------------------------
34      A320      TBD                  02/03*                      96 months
--------------------------------------------------------------------------------
35      A320      N553JB/TBD           03/03                       96 months
--------------------------------------------------------------------------------
36      A320      N554JB/TBD           04/03                       96 months
--------------------------------------------------------------------------------
37      A320      N556JB/TBD           06/03                       96 months
--------------------------------------------------------------------------------
38      A320      N558JB/TBD           07/03                       96 months
--------------------------------------------------------------------------------
39      A320      N559JB/TBD           08/03                       96 months
--------------------------------------------------------------------------------


Agreement between JetBlue and LiveTV                                          45
December 17, 2001

-------------------------------------------------------------------------------
40      A320      N561JB/TBD           09/03                      96 months
-------------------------------------------------------------------------------
41      A320      N562JB/TBD           10/03                      96 months
-------------------------------------------------------------------------------
42      A320      N563JB/TBD           11/03                      96 months
-------------------------------------------------------------------------------
43      A320      N564JB/TBD           12/03                      96 months
-------------------------------------------------------------------------------
44      A320      N565JB/TBD           01/04                      96 months
-------------------------------------------------------------------------------
45      A320      N568JB/TBD           02/04                      96 months
-------------------------------------------------------------------------------
46      A320      N569JB/TBD           03/04                      96 months
-------------------------------------------------------------------------------
47      A320      N571JB/TBD           05/04                      96 months
-------------------------------------------------------------------------------
48      A320      N579JB/TBD           06/04                      96 months
-------------------------------------------------------------------------------
49      A320      N58OJB/TBD           07/04                      96 months
-------------------------------------------------------------------------------
50      A320      N581JB/TBD           08/04                      96 months
-------------------------------------------------------------------------------
51      A320      N583JB/TBD           10/04                      96 months
-------------------------------------------------------------------------------
52      A320      N584JB/TBD           11/04                      96 months
-------------------------------------------------------------------------------
53      A320      N585JB/TBD           12/04                      96 months
-------------------------------------------------------------------------------
54      A320      N587JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
55      A320      N588JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
56      A320      N589JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
57      A320      N590JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
58      A320      N591JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
59      A320      N592JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
60      A320      N593JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
61      A320      N594JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
62      A320      N594JB/TBD           Year 2005 Firm             96 months
-------------------------------------------------------------------------------
63      A320      TBD                  Year 2005 Firm             96 months
-------------------------------------------------------------------------------


Agreement between JetBlue and LiveTV                                          46
December 17, 2001

-------------------------------------------------------------------------------
64      A320      TBD                  Year 2005 Firm             96 months
-------------------------------------------------------------------------------
65      A320      TBD                  Year 2006 Firm             96 months
-------------------------------------------------------------------------------
66      A320      TBD                  Year 2006 Firm             96 months
-------------------------------------------------------------------------------
67      A320      TBD                  Year 2006 Firm             96 months
-------------------------------------------------------------------------------
68      A320      TBD                  Year 2006 Firm             96 months
-------------------------------------------------------------------------------
69      A320      TBD                  Year 2006 Firm             96 months
-------------------------------------------------------------------------------
70      A320      TBD                  Year 2007 Firm             96 months
-------------------------------------------------------------------------------
71      A320      TBD                  Year 2007 Firm             96 months
-------------------------------------------------------------------------------
72      A320      TBD                  Year 2007 Firm             96 months
-------------------------------------------------------------------------------
73      A320      TBD                  Year 2007 Firm             96 months
-------------------------------------------------------------------------------


Agreement between JetBlue and LiveTV                                          47
December 17, 2001

                                   ANNEX "A-1"

                            To the Agreement between
                      JETBLUE AIRWAYS CORPORATION AND LIVETV, LLC

                           AIRCRAFT QUANTITY DISCOUNT
                                  ($ PER MONTH)




[****]


















Agreement between JetBlue and LiveTV                                          48
December 17, 2001

--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                    ANNEX "B"

                            To the Agreement between

                   JetBlue Airways Corporation and LiveTV, LLC

Type of Aircraft: A320                                            System LTV2000

--------------------------------------------------------------------------------
Part Number       Description                              Quantity Per Shipset
--------------------------------------------------------------------------------
186586-1          ANTENNA SYSTEM                           1
--------------------------------------------------------------------------------
3040484-101       IF INTERFACE ASSEMBLY                    1
--------------------------------------------------------------------------------
3042911-101       CABLE ASSY, COAX--GPS                    1
--------------------------------------------------------------------------------
3042912-101       CABLE ASSY, COAX--GPS FEED THRU          1
--------------------------------------------------------------------------------
3042913-101       CABLE ASSY, COAX--ANTENNA                1
--------------------------------------------------------------------------------
3042914-101       CABLE ASSY, SERIAL--ACS/ANTENNA          1
--------------------------------------------------------------------------------
3042915-101       CABLE ASSY, POWER, OUTPUT--ACS           1
--------------------------------------------------------------------------------
3042918-101       CABLE ASSY, TWINAX--RSSI                 1
--------------------------------------------------------------------------------
3042919-102       CABLE ASSY, COAX STRAIGHT/STRAIGHT       1
--------------------------------------------------------------------------------
3042919-103       CABLE ASSY, COAX STRAIGHT/STRAIGHT       1
--------------------------------------------------------------------------------
3040447-102       MODULE ASSY--MRM                         2
--------------------------------------------------------------------------------
3042921-101       CABLE ASSY--MRM TRAY                     2
--------------------------------------------------------------------------------
3042922-101       CABLE ASSY, POWER--RDA                   1
--------------------------------------------------------------------------------
3042865-102       SEAT ELECTRONICS BOX ASSEMBLY            54
--------------------------------------------------------------------------------
3042849-101       RE DISTRIBUTION ASSEMBLY                 1
--------------------------------------------------------------------------------
3042873-101       CABLE ASSY--SEAT TO SEAT                 48
--------------------------------------------------------------------------------
3042875-101       CABLE ASSY--TERMINATOR                   2
--------------------------------------------------------------------------------
177223-01         CREDIT CARD READER                       162
--------------------------------------------------------------------------------
177357-01         LPCU, TOPMOUNT, LIVETV                   162
--------------------------------------------------------------------------------
177222-01         LVDU, 5.6 INCH                           162
--------------------------------------------------------------------------------
TBD               VIDEO SERVER                             1
--------------------------------------------------------------------------------
TBD               VIDEO SERVER CABLING SET                 1
--------------------------------------------------------------------------------
TBD               WIRELESS AIRBORNE UNIT (WAU)             1
--------------------------------------------------------------------------------
TBD               WADL RF ASSEMBLY                         1
--------------------------------------------------------------------------------
TBD               WADL ANTENNA                             1
--------------------------------------------------------------------------------
TBD               WADL CABLING SET                         1
--------------------------------------------------------------------------------

Note: Above part numbers may change due to design changes.


Agreement between JetBlue and LiveTV                                          49
December 17, 2001

                                    ANNEX "C"

                            To the Agreement between

                   JetBlue Airways Corporation and LiveTV, LLC

                                 PROVISION KITS

Type of Aircraft: A320                                            System LTV2000

--------------------------------------------------------------------------------
Part Number   Description                                 Quantity Per Shipset
--------------------------------------------------------------------------------
98F5933000-5  INSTALLATION KIT                            1
--------------------------------------------------------------------------------
3042916-101   CABLE ASSY, POWER, INPUT--ACS               1
--------------------------------------------------------------------------------
3042917-101   CABLE ASSY, SERIAL INTFC--ACS               1
--------------------------------------------------------------------------------
3042920-101   CABLE ASSY, COAX--IFI                       1
--------------------------------------------------------------------------------
3042874-102   CABLE ASSY -- FIRST ZONE FEED               1
--------------------------------------------------------------------------------
3042895-103   CABLE ASSY -- ZONE FEED                     1
--------------------------------------------------------------------------------
3042895-104   CABLE ASSY -- ZONE FEED                     1
--------------------------------------------------------------------------------
172789-XX     CABLE ASSY, VDU TPL                         54
--------------------------------------------------------------------------------
177303-XX     CABLE ASSY, SEB TO LPCU/RJM                 54
--------------------------------------------------------------------------------
171334-10     MODULE, ELECTRICAL JACK, SINGLE
              PIN, NO RESISTORS                           162
--------------------------------------------------------------------------------

Note: Above part numbers may change due to design changes.


Agreement between JetBlue and LiveTV                                          50
December 17, 2001

                                    ANNEX "D"

                            To the Agreement between

                   JetBlue Airways Corporation and LiveTV, LLC

                     SYSTEM REQUIREMENT SPECIFICATION (SRS)

                                 FOR THE LIVETV

                          ENTERTAINMENT SYSTEM LTV2000

                                       FOR

                           JETBLUE AIRWAYS CORPORATION

                             Revision 20 August 1999

                              DOCUMENT NO. 7003998


Agreement between JetBlue and LiveTV                                          51
December 17, 2001

[****]




















--------------------------
[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                    ANNEX "E"

                            To the Agreement between

                   JetBlue Airways Corporation and LiveTV, LLC

          Seat Modification and Installation for Aircraft #1, #2 and #3

LiveTV will be responsible for the design, fabrication, modification, installation and certification efforts to deliver three (3) shipsets of seats with in-seat video installed to JetBlue. A total of one hundred sixty two (162) passenger positions per aircraft will be provided.

JetBlue shall deliver to LiveTV the unmodified seats, Model Weber 5150, at a location and according to a schedule, mutually to be agreed upon.

The following activities are LiveTV's responsibility for these three (3) shipsets:

      1. Modification of all seatbacks to accept television monitors and credit card readers.
      2.    Installation of television monitors and credit card readers.
      3. Modification of the seat armrests to accept LiveTV Passenger Control Unit and headphone jacks.
      4.    Installation of the Passenger Control Units and headphone jacks.
      5.    Installation of all in-seat cables and harnesses.
      6. Installation of one (1) Seat Electronics Box (SEB) per triple seatgroup.
      7. Installation of all necessary seat-mounting kits, cover plates and shrouds.
      8.    Modification and installation of the seat covers.
      9.    Test the seatgroup for proper operation.


JetBlue and LiveTV, LLC Agreement
December 05, 2001


               JetBlue(TM) and LiveTV(TM) Proprietary Information             42

                                    ANNEX "F"

                            To the Agreement between

                   JetBlue Airways Corporation and LiveTV, LLC

         Seat Modification and Installation for Aircraft # 4 and above.

      JetBlue will be responsible for delivering to LiveTV all seats for aircraft #4 and above fully Provisioned for In-Seat Video".

      These seats will be Model Weber 5150, and will be delivered to LiveTV at a location and according to a schedule mutually to be agreed upon.

      It is understood that "Provisioned for In-Seat Video" means that all seats have:

            1. Cutouts to accept the video screen and credit card readers, including the necessary installation kits, shrouds and brackets.
            2. Cutouts in the armrest to accept the LiveTV Passenger Control Unit and headphone jacks, including necessary installation kits.
            3.    All in-seat cables and harnesses installed and tested.
            4. All necessary installation kits, brackets, cover plates and shrouds to accept the Seat Electronics Box (SEB)
            5. Modified seat covers to accept seatback video screen and credit card reader.

      After receipt of the seats by LiveTV, LiveTV will:

            1.    Install the television monitors and credit card readers.
            2.    Install the Passenger Control Units and headphone jacks.
            3. Install one (1) Seat Electronics Box (SEB) per triple seatgroup.
            4.    Test the seatgroup for proper operation.


JetBlue and LiveTV, LLC Agreement
December 05, 2001


               JetBlue(TM) and LiveTV(TM) Proprietary Information             43

                                      "Annex G"


                                Availability Guarantee


Calculation Method

The availability calculation shall be performed as indicated in the following paragraphs.

1. SYSTEM AVAILABILITY

System availability shall be calculated by combining the availability measurement for seats (SeAv) and channels (ChAv) in the following manner:



                         SeAv + ChAv
                SysAv = --------------
                              2

2. SEAT AVAILABILITY

Seat Availability is defined by the following formula:

                         SeTot - SeFail
                 SeAv = ----------------  x 100
                             SeTot

Where:
   SeTot = Total number of seats on all Approved Aircraft in the Fleet. SeFail = Total number of irrecoverable seat failures which occurred

Seat Availability (SeAv) shall be measured as the moving average of the seat availability calculated over three months based on a minimum of five Approved Aircraft.

            2.1 Seat Failure

            The irrecoverable loss of any of the following seat functions due to a malfunction, not explicity excluded under section 4, constitutes a seat failure:

                a. Ability to view and control video
                b. Ability to hear and control audio associated with the video
                c. Ability to enable viewing through the use of the credit card reader

A single loss of any of the seat functions identified above which is restored to normal operation within 10 minutes of its identification is not considered a seat failure. A subsequent loss, during the same Flight Segment, of the same seat is considered a seat failure.

The failure of a channel as defined in section 3 does not constitute a seat failure.

3. CHANNEL AVAILABILITY

Channel Availability for a single flight segment is defined by the following formula:

                         ChTot - ChFail
                 ChAv = ----------------  x 100
                             ChTot

Where:
   ChTot  = Total number of channels which are expected to be provided to the passengers for viewing.
   ChFail = Total number of channel failures which occurred during the flight segment, provided however that there will not be a channel failure if a minimum of eight (8) channels are available on a given Flight Segment.

Channel Availability (ChAv) shall be measured as the moving average of the channel availability calculated over three months based on a minimum of five Approve Aircraft.

            3.1 Channel Failure

            The failure of any of the following functions due to a malfunction, not explicitly excluded under section 4, constitutes a channel failure:

                a. Satellite channel (Video and Audio) expected to be
                   provided to the passenger for viewing.
                b. Moving map channel
                c. Company channel (if installed)

            A single loss of any channel identified above which is restored to normal operation within 10 minutes of its identification is not considered a channel failure. A subsequent loss, during the same Flight Segment, of the same channel is considered a channel failure.

4. EXCLUSIONS

Failures directly or indirectly resulting from the following circumstances shall not be recorded as a seat or channel failure:

            a. Operation not in conformance with the specification of an Approved System or operation not in conformance with the specification or malfunction of a component or service not furnished by LiveTV, but required for operation of the Approved System. This includes but is not limited to the aircraft power system, passenger credit cards, broadcast center and satellite.
            b. Failure of the Approved System due to accident, misuse, operator error, abuse or mishandling.
            c. Exposure of the Appoved System to electrical, mechanical or environmental stresses exceeding normal flight conditions as established by RTCA DO-160D.
            d. Loss of satellite signal due to line of sight blockage or inclement weather.
            e. Momentary loss of the system or an element of the system for a period of time less than 60 seconds.














               JetBlue(TM) and LiveTV(TM) Proprietary Information             46

                                     Annex H
                             Certification Documents


----------------------------------------------------------------------------------------------
Item No.          Document Number              Title
----------------------------------------------------------------------------------------------
1.                99FS933-D02                  Structural Drawing List
----------------------------------------------------------------------------------------------
2.                99FS933-D03                  Electrical Drawing List
----------------------------------------------------------------------------------------------
3.                99FS933-D04                  Mechanical Systems Drawing List
----------------------------------------------------------------------------------------------
4.                99FS933-D10                  Certification Plan
----------------------------------------------------------------------------------------------
5.                99FS933-D20                  Weight and Balance Report
----------------------------------------------------------------------------------------------
6.                99FS933-D40                  Structural Substantiation
----------------------------------------------------------------------------------------------
7.                99FS933-D41                  A320 Radome Structural Substantiation
----------------------------------------------------------------------------------------------
8.                99FS933-D60                  Flammability Test Plan and Report
----------------------------------------------------------------------------------------------
9.                99FS933-D70                  EMI/EMC Ground and Flight Test Plan and
----------------------------------------------------------------------------------------------
10.               99FS933-D71                  Functional Test Plan and Report
----------------------------------------------------------------------------------------------
11.               99FS933-D72                  Electrical Load Analysis
----------------------------------------------------------------------------------------------
12.               99FS933-D74                  Electrical Cooling System Performance Test
----------------------------------------------------------------------------------------------
13.               99FS933-D75                  Anti-Collision Lighting Analysis of the LiveTV
                                               Installation on an Airbus A320 Model Aircraft
----------------------------------------------------------------------------------------------
14.               99FS933-D81                  AC/Vent System Substantiation Report
----------------------------------------------------------------------------------------------
15.               99FS933-D83                  Functional Hazard Assessment
----------------------------------------------------------------------------------------------
16.               99FS933-D84                  Flight Test Plan
----------------------------------------------------------------------------------------------
17.               99FS933-D85                  Aft Cargo Compartment Comparative Analysis
                                               (Liner & Smoke Detection)
----------------------------------------------------------------------------------------------
18.               99FS933-D86                  Supplemental Instructions for Continued
----------------------------------------------------------------------------------------------
19.               99FS933100                   Installation - Radome & Antenna Structure
----------------------------------------------------------------------------------------------
20.               99FS933170                   Installation - System and GPS Antenna
----------------------------------------------------------------------------------------------
21.               99FS933200                   Installation - ACS & IFI Installation
----------------------------------------------------------------------------------------------
22.               99FS933300                   Collector - Electrical LiveTV Installation A320
----------------------------------------------------------------------------------------------
23.               99FS933321                   Installation - Wiring Seat to Seat
----------------------------------------------------------------------------------------------
24.               99FS933331                   Installation - Wiring Bulkhead Monitors
----------------------------------------------------------------------------------------------
25.               99FS933353                   Installation - Electrical
----------------------------------------------------------------------------------------------
26.               99FS933400                   Installation - Equipment Rack Cooling
----------------------------------------------------------------------------------------------
27.               99FS933500                   Installation - MRM/RDA Cargo Compt
                                               Equipment Rack Extension
----------------------------------------------------------------------------------------------
28.               99FS933600                   Installation - Rework, Bulkhead Monitors
----------------------------------------------------------------------------------------------
29.               99FS933700                   Installation - Liner rework, Equipment
                                               Rack/Cargo Compartment
----------------------------------------------------------------------------------------------

JetBlue and LiveTV, LLC Agreement
December 05, 2001


               JetBlue(TM) and LiveTV(TM) Proprietary Information             48